                           WABAN INC., as Issuer


                                    and


                THE FIRST NATIONAL BANK OF BOSTON, as Trustee

                       ______________________________


                                 INDENTURE


                          Dated as of May __, 1994

                       ______________________________


                                $100,000,000


             _____% Senior Subordinated Notes due _______, 2004


                         CROSS REFERENCE TABLE(F1)
       TIA                                                Indenture
     Section                                               Section

     310(a)(1)............................................7.10
        (a)(2)............................................7.10
        (a)(3)............................................N.A.(F2)
        (a)(4)............................................N.A.
        (b)...............................................7.08; 7.10
        (c)...............................................N.A.
     311(a)...............................................7.11
        (b)...............................................7.11
        (c)...............................................N.A.
     312(a)...............................................2.05
        (b)............................................... 11.03
        (c)............................................... 11.03
     313(a)............................................... 7.06
        (b)(1)............................................ N.A.
        (b)(2)............................................ 7.06
        (c)............................................... 7.06; 11.02
        (d)............................................... 7.06
     314(a)............................................... 4.02; 4.03; 11.02
        (b)............................................... N.A.
        (c)(1)............................................ 11.04
        (c)(2)............................................ 11.04
        (c)(3)............................................ N.A.
        (d)............................................... N.A.
        (e)............................................... 11.05
        (f)............................................... 4.04
     315(a)............................................... 7.01
        (b)............................................... 7.05; 11.02
        (c)............................................... 7.01
        (d)............................................... 7.01
        (e)............................................... 6.11
     316(a)(last sentence)................................ 2.08
        (a)(1)(A)......................................... 6.05
        (a)(1)(B)......................................... 6.04
        (a)(2)............................................ N.A.
        (b)............................................... 6.07
        (c)............................................... 1.05
     317(a)(1)............................................ 6.08
        (a)(2)............................................ 6.09
        (b)............................................... 2.04
     318(a)............................................... 11.01











     (F1) Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

     (F2)  N.A. means Not Applicable.

                           TABLE OF CONTENTS(F3)

                                                                  Page

                                 ARTICLE 1
                 DEFINITIONS AND INCORPORATION BY REFERENCE  . . .   1

          SECTION 1.01.  Definitions . . . . . . . . . . . . . . .   1
          SECTION 1.02.  Other Definitions . . . . . . . . . . . .  15
          SECTION 1.03.  Incorporation by Reference of Trust
                           Indenture Act . . . . . . . . . . . . .  15
          SECTION 1.04.  Rules of Construction . . . . . . . . . .  16
          SECTION 1.05.  Acts of Holders . . . . . . . . . . . . .  16

                                 ARTICLE 2
                               THE SECURITIES  . . . . . . . . . .  17

          SECTION 2.01.  Form and Dating . . . . . . . . . . . . .  17
          SECTION 2.02.  Execution and Authentication  . . . . . .  18
          SECTION 2.03.  Registrar and Paying Agent  . . . . . . .  19
          SECTION 2.04.  Paying Agent to Hold Money in Trust . . .  19
          SECTION 2.05.  Securityholder Lists  . . . . . . . . . .  20
          SECTION 2.06.  Transfer and Exchange . . . . . . . . . .  20
          SECTION 2.07.  Replacement Securities  . . . . . . . . .  21
          SECTION 2.08.  Outstanding Securities; Determinations
                           of Holders' Action  . . . . . . . . . .  22
          SECTION 2.09.  Temporary Securities  . . . . . . . . . .  23
          SECTION 2.10.  Cancellation  . . . . . . . . . . . . . .  23
          SECTION 2.11.  CUSIP Numbers . . . . . . . . . . . . . .  23
          SECTION 2.12.  Defaulted Interest  . . . . . . . . . . .  24

                                 ARTICLE 3
                                 REDEMPTION  . . . . . . . . . . .  24

          SECTION 3.01.  Right to Redeem; Notices to Trustee . . .  24
          SECTION 3.02.  Selection of Securities to Be Redeemed  .  24
          SECTION 3.03.  Notice of Redemption  . . . . . . . . . .  25
          SECTION 3.04.  Effect of Notice of Redemption  . . . . .  26
          SECTION 3.05.  Deposit of Redemption Price . . . . . . .  26
          SECTION 3.06.  Securities Redeemed in Part . . . . . . .  26


















     (F3) This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.


                                                                  Page

                                 ARTICLE 4
                                 COVENANTS . . . . . . . . . . . .  26

          SECTION 4.01.  Payment of Securities . . . . . . . . . .  26
          SECTION 4.02.  SEC Reports . . . . . . . . . . . . . . .  27
          SECTION 4.03.  Compliance Certificates . . . . . . . . .  28
          SECTION 4.04.  Further Instruments and Acts  . . . . . .  29
          SECTION 4.05.  Maintenance of Office or Agency . . . . .  29
          SECTION 4.06.  Limitation on Restricted Payments . . . .  29
          SECTION 4.07.  Limitation on Payment Restrictions
                           Affecting Subsidiaries  . . . . . . . .  32
          SECTION 4.08.  Limitation on Other Senior
                           Subordinated Indebtedness . . . . . . .  32
          SECTION 4.09.  Limitation on Additional Indebtedness . .  32
          SECTION 4.10.  Limitation on Liens . . . . . . . . . . .  33
          SECTION 4.11.  Repurchase Upon Change of Control . . . .  33
          SECTION 4.12.  Limitation on Use of Proceeds
                           from Asset Sales  . . . . . . . . . . .  36
          SECTION 4.13.  Limitation on Transactions
                           with Affiliates . . . . . . . . . . . .  37
          SECTION 4.14.  Susidiary Guarantees  . . . . . . . . . .  37
          SECTION 4.15.  Payment of Taxes and Other Claims . . . .  38
          SECTION 4.16.  Corporate Existence . . . . . . . . . . .  38
          SECTION 4.17.  Maintenance of Properties and
                           Insurance . . . . . . . . . . . . . . .  39
          SECTION 4.18.  Stay, Extension and Usury Laws  . . . . .  39
          SECTION 4.19.  Investment Company Act  . . . . . . . . .  40
          SECTION 4.20.  Payments for Consents . . . . . . . . . .  40
          SECTION 4.21.  Covenant to Comply with Securities
                           Laws upon Purchase of Securities  . . .  40

                                 ARTICLE 5
                           SUCCESSOR CORPORATION . . . . . . . . .  40

          SECTION 5.01.  When the Company May Merge or Transfer
                           Assets  . . . . . . . . . . . . . . . .  40
          SECTION 5.02.  Successor Corporation Substituted . . . .  41

                                 ARTICLE 6
                           DEFAULTS AND REMEDIES . . . . . . . . .  42

          SECTION 6.01.  Events of Default . . . . . . . . . . . .  42
          SECTION 6.02.  Acceleration  . . . . . . . . . . . . . .  44
          SECTION 6.03.  Other Remedies  . . . . . . . . . . . . .  45
          SECTION 6.04.  Waiver of Past Defaults . . . . . . . . .  45
          SECTION 6.05.  Control by Majority . . . . . . . . . . .  46
          SECTION 6.06.  Limitation on Suits . . . . . . . . . . .  46




                                                                  Page

     SECTION 6.07.Rights of Holders to Receive Payment 46
          SECTION 6.08.  Collection Suit by Trustee  . . . . . . .  47
          SECTION 6.09.  Trustee May File Proofs of Claim  . . . .  47
          SECTION 6.10.  Priorities  . . . . . . . . . . . . . . .  48
          SECTION 6.11.  Undertaking for Costs . . . . . . . . . .  48
          SECTION 6.12.  Waiver of Stay, Extension or Usury Laws .  48

                                 ARTICLE 7
                                  TRUSTEE  . . . . . . . . . . . .  49

          SECTION 7.01.  Duties of Trustee . . . . . . . . . . . .  49
          SECTION 7.02.  Rights of Trustee . . . . . . . . . . . .  50
          SECTION 7.03.  Individual Rights of Trustee  . . . . . .  51
          SECTION 7.04.  Trustee's Disclaimer  . . . . . . . . . .  51
          SECTION 7.05.  Notice of Defaults  . . . . . . . . . . .  51
          SECTION 7.06.  Reports by Trustee to Holders . . . . . .  52
          SECTION 7.07.  Compensation and Indemnity  . . . . . . .  52
          SECTION 7.08.  Replacement of Trustee  . . . . . . . . .  53
          SECTION 7.09.  Successor Trustee by Merger . . . . . . .  54
          SECTION 7.10.  Eligibility; Disqualification . . . . . .  54
          SECTION 7.11.  Preferential Collection of Claims
                           Against the Company . . . . . . . . . .  54

                                 ARTICLE 8
                  SATISFACTION AND DISCHARGE OF INDENTURE  . . . .  54

          SECTION 8.01.  Termination of the Company's
                           Obligations . . . . . . . . . . . . . .  54
          SECTION 8.02.  Application of Trust Money  . . . . . . .  55
          SECTION 8.03.  Repayment to the Company  . . . . . . . .  56
          SECTION 8.04.  Reinstatement . . . . . . . . . . . . . .  56

                                 ARTICLE 9
                                 AMENDMENTS  . . . . . . . . . . .  56

          SECTION 9.01.  Without Consent of Holders  . . . . . . .  56
          SECTION 9.02.  With Consent of Holders . . . . . . . . .  57
          SECTION 9.03.  Compliance with Trust Indenture Act . . .  58
          SECTION 9.04.  Revocation and Effect of Consents,
                           Waivers and Actions . . . . . . . . . .  58
          SECTION 9.05.  Notation on or Exchange of Securities . .  59
          SECTION 9.06.  Trustee to Sign Supplemental Indentures .  59
          SECTION 9.07.  Effect of Supplemental Indentures . . . .  59




                                                                  Page
                                 ARTICLE 10
                               SUBORDINATION . . . . . . . . . . .  59
          SECTION 10.01. Agreement to Subordinate  . . . . . . . .  59
          SECTION 10.02. Liquidation; Dissolution; Bankruptcy  . .  60
          SECTION 10.03. Default on Senior Indebtedness  . . . . .  61
          SECTION 10.04. No Suspension of Remedies . . . . . . . .  62
          SECTION 10.05. When Distribution Must Be Paid Over . . .  63
          SECTION 10.06. Notice by the Company . . . . . . . . . .  63
          SECTION 10.07. Subrogation . . . . . . . . . . . . . . .  63
          SECTION 10.08. Relative Rights . . . . . . . . . . . . .  64
          SECTION 10.09. No Waiver of Subordination Provisions . .  65
          SECTION 10.10. Distribution or Notice to
                           Representative  . . . . . . . . . . . .  65
          SECTION 10.11. Rights of Trustee and Paying Agent  . . .  66
          SECTION 10.12. Authorization to Effect Subordination;
                           No Fiduciary Duty to Holders of
                           Senior Indebtedness . . . . . . . . . .  66
          SECTION 10.13. Miscellaneous . . . . . . . . . . . . . .  67

                                 ARTICLE 11
                               MISCELLANEOUS . . . . . . . . . . .  67

          SECTION 11.01. Trust Indenture Act Controls  . . . . . .  67
          SECTION 11.02. Notices . . . . . . . . . . . . . . . . .  68
          SECTION 11.03. Communication by Holders with
                           Other Holders . . . . . . . . . . . . .  69
          SECTION 11.04. Certificate and Opinion as to
                           Conditions Precedent  . . . . . . . . .  69
          SECTION 11.05. Statements Required in Certificate
                           or Opinion  . . . . . . . . . . . . . .  69
          SECTION 11.06. Separability Clause . . . . . . . . . . .  70
          SECTION 11.07. Rules by Trustee, Paying Agent
                           and Registrar . . . . . . . . . . . . .  70
          SECTION 11.08. Legal Holidays  . . . . . . . . . . . . .  70
          SECTION 11.09. GOVERNING LAW . . . . . . . . . . . . . .  70
          SECTION 11.10. No Recourse Against Others  . . . . . . .  70
          SECTION 11.11. Successors  . . . . . . . . . . . . . . .  70
          SECTION 11.12. Multiple Originals  . . . . . . . . . . .  70
          SIGNATURES . . . . . . . . . . . . . . . . . . . . . . .  72
          EXHIBIT A  . . . . . . . . . . . . . . . . . . . . . . . A-1
          EXHIBIT B  . . . . . . . . . . . . . . . . . . . . . . . B-1
          EXHIBIT C  . . . . . . . . . . . . . . . . . . . . . . . C-1

               INDENTURE, dated as of May __, 1994, between Waban
     Inc., a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association (the "Trustee").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders
     of the Company's       Senior Subordinated Notes due       , 2004
                      -----                               ------
     (the "Securities"):


                                 ARTICLE 1
                 DEFINITIONS AND INCORPORATION BY REFERENCE
                 ------------------------------------------

                SECTION 1.01.  Definitions.
                              -----------
               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person (a) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, of the controlled Person, whether through ownership of voting securities, by agreement or otherwise, or (b) owns, directly or indirectly, 10% or more of any class of Voting Stock of the controlled Person.

               "Asset Sale" means, with respect to any Person, (i) the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-and-leaseback transaction and including the sale or other transfer of any of the Capital Stock of any Subsidiary of such Person) or
     (ii) the issuance, sale, conveyance, disposition or other transfer by such Person of any Capital Stock of such Person or any Subsidiary of such Person or a Subsidiary of any such Subsidiary; provided, however, that notwithstanding the foregoing, the term "Asset Sale" shall not include (A) the sale, lease, conveyance, disposition or other transfer of any inventory in the ordinary course of business, (B) the issuance by the Company of shares of its Capital Stock, (C) the sale of a Permitted Investment (other than a Permitted Investment under clause (vii) of such definition), (D) the assignment or sublease of a lease (where the Person or its Subsidiary is the lessee) or the execution of a new lease (where the Person or its Subsidiary is the lessor) in connection with the closing down of any retail warehouse of such Person or Subsidiary, (E) the sale, lease, conveyance, disposition or other transfer of any asset in connection with the restructuring plan implemented by the Company prior to the date of this Indenture, (F) the sale, lease, conveyance or other transfer of assets by the Company to any Wholly-owned Subsidiary or by any Wholly-owned Subsidiary of the Company to the Company or any other Wholly-owned Subsidiary of the Company, or (G) the liquidation or sale for cash of Marketable Securities.

               "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

               "Board of Directors" of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

               "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York are required to close.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

               "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including common and preferred stock) or partnership interests.


               "Cash" shall mean (i) cash; (ii) cash equivalents;
     (iii) direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase by the Company or any of its Subsidiaries; (iv) demand deposits, certificates of deposit, bankers' acceptances and time deposits of United States banks having total assets in excess of $10,000,000,000 United States dollars and which are rated not less than (A) "A 1" if such deposits or acceptances mature over a year from the date made or created or (B) "A 2" if such deposits or acceptances mature within one year of the date made or created, in each case as rated by Standard and Poor's
     Corporation; (v) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2" as rated by Moody's Investors Services, Inc.
     and not less than "A 2" as rated by Standard and Poor's
     Corporation; (vi) investments in tax-free government securities rated "A" or better, as rated by Standard and Poor's Corporation, and government securities mutual funds which have a weighted average life of less than two (2) years; (vii) investments in repurchase agreements relating to a security which is rated "A" or better, as rated by Standard and Poor's Corporation, that mature within two (2) years from the date the Investment is made by the Company or any of its Subsidiaries; (viii) investments in corporate securities rated "A" or better, as rated by Standard and Poor's Corporation, that mature within two (2) years from the date the Investment is made by the Company or any of its Subsidiaries; and (ix) indebtedness for borrowed money assumed by the purchaser in connection with any Asset Sale provided that neither the Company nor any of its Subsidiaries has any further liability in respect of such indebtedness; provided, that when any non-Cash proceeds are liquefied, such proceeds will be deemed to be Cash at that time. The non-capitalized term "cash", as used in this Indenture (including, without limitation, Article 10), means cash.

               "Consolidated Interest Coverage Ratio" means the ratio of (i) the sum of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) Consolidated Tax Expense, (d) depreciation,
     (e) any expense recognized in respect of step rentals (or minus any income recognized in respect of step rentals) and (f), without duplication, all amortization, in each case, for such period, of the Company and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP, to (ii) the sum of (a) Consolidated Interest Expense, (b) all dividends for such period in respect of Redeemable Stock issued by a Subsidiary of the Company and (c) the product of (x) the amount of all dividends paid or accrued on any series of preferred stock issued by a Subsidiary of the Company and (y) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined consolidated federal, state and local tax rate of such Subsidiary, expressed as a decimal; provided, that in calculating Consolidated Interest Expense on a pro forma basis, any Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

               "Consolidated Interest Expense" means for any period the aggregate amount of interest in respect of Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net cost (benefit) associated with Interest Rate Agreements and excluding amortization of deferred finance fees and interest recorded as accretion in the carrying value of liabilities (other than Indebtedness) recorded at a discounted value) and all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by the Company and its Subsidiaries during such period (without duplication), other than fees, commissions and expenses associated with the Securities, the Senior Securities, the Credit Agreement and the Convertible Subordinated Debentures, and excluding amortization of original issue discount and other non-cash charges incurred on or prior to the date of the initial issuance of the Securities or incurred as a result of the application of the net proceeds from the sale of the Securities offered hereby.

               "Consolidated Net Income" means for any period the net income or loss of the Company and its Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP adjusted by excluding, without duplication, (i) net gains or losses in respect of dispositions of assets other than in the ordinary course of business; (ii) any gains or losses from currency exchange transactions not in the ordinary course of business consistent with past practice; (iii) any gains (but not losses) attributable to any extraordinary items; (iv) the net income of any Person acquired in a pooling of interest transaction for any period prior to the date of such transaction;
     (v) the net income of any Person accounted for by the equity method of accounting, except that (A) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause (v)) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (vi) the Net Income of any Subsidiary to the extent such Net Income has any restrictions or encumbrances on making distributions to the Company; (vii) the income or loss of any Person (not acquired in a pooling of interest transaction) accrued prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries; (viii) non-cash charges in connection with the issuance of Equity Interests of the Company to employees of the Company as compensation; (ix) the effect of non-cash charges incurred prior to the date of this Indenture in connection with the sale, discontinuance, disposition or rationalization of the Company's operations; and (x) income attributable to the reversal of non-cash charges previously excluded pursuant to clause (ix) of this definition.

               "Consolidated Net Worth" means, with respect to any Person, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Stockholders' Equity"
     (or any like caption) on the consolidated balance sheet of such Person and its Subsidiaries, less amounts attributable to Redeemable Stock of such Person and preferred stock of any of its Subsidiaries.

               "Consolidated Tax Expense" of the Company means, for any period, the aggregate of the federal, state, local and foreign income tax expenses (net of benefits) of the Company and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

               "Convertible Subordinated Debentures" means the 6.5% Convertible Subordinated Debentures due 2002 issued by the Company under the Indenture, dated as of July 1, 1992, between the Company and Continental Bank, National Association, as trustee.

               "Credit Agreement" means the Company's Credit Agreement, dated as of July 8, 1993, as amended on November 15, 1993, by and among the Company, Bank of America National Trust and Savings Association, The First National Bank of Boston, Continental Bank, N.A. and The First National Bank of Chicago.

               "Credit Facility" means the Credit Agreement and the Letter of Credit Agreement and any extension, renewal, replacement or substitute thereof or any subsequent or additional credit facility.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

               "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of the Indenture.


               "Existing Investments" means Investments existing on the date of this Indenture.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided, however, that these definitions and all ratios and calculations contained in the covenants in this Indenture shall be determined in accordance with GAAP as in effect and applied by the Company on the date of this Indenture, consistently applied.

               "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

               "Indebtedness" means, without duplication, (a) any liability of any Person, if and to the extent it would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, (1) for borrowed money, (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or (3) in respect of Capital Lease Obligations (including by way of a sale-and-leaseback transaction); (b) any liability of any Person under any reimbursement obligation relating to a letter of credit; (c) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (d) preferred stock of any Subsidiary of the Company (other than preferred stock held by the Company or any of its Wholly-owned Subsidiaries); (e) obligations with respect to Interest Rate Agreements; (f) any liability of others described in the preceding clauses (a), (b),
     (c), (d) and (e) that the Person has guaranteed or with respect to which it is otherwise contingently liable; and (g) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
     (a), (b), (c), (d), (e) and (f) above. Notwithstanding anything to the contrary in the foregoing, Indebtedness shall not include
     (x) any obligations in respect of Operating Lease Obligations and
     (y) trade payables, accrued liabilities for deferred taxes, insurance and similar items and current liabilities for goods, materials or services purchased or for compensation to employees, in each case arising in the ordinary course of business.

               "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

               "Interest Rate Agreement" means the obligation of any Person pursuant to any interest rate swap agreement, interest rate collar agreement, currency swap or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates or the value of currencies.

               "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of a transfer of cash or other property to others or a payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person. Notwithstanding anything to the contrary in the foregoing, Investment shall not include (a) advances to customers or vendors in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries and other than advances or loans to officers and employees of the Company or any of its Subsidiaries up to $5 million in aggregate principal amount outstanding at any one time,
     (b) loans and advances to developers of real estate upon which the Company's or any of its Wholly-owned Subsidiary's warehouse merchandising stores are located provided that the aggregate amount of all such loans and advances does not exceed $25,000,000 at any one time outstanding, (c) obligations (direct, contingent or otherwise) incurred by the Company to purchase real estate upon which the Company's or any of its Wholly-owned Subsidiary's warehouse merchandising stores are located, and (d) any obligations in respect of Operating Lease Obligations.

               "Letter of Credit Agreement" means the Company's letter of credit facility between the Company and Bank of America
     National Trust Savings Association.

               "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in any filing or other agreement to give any financing statement (other than any filing or financing statement given in connection with a Capital Lease Obligation in the ordinary course of business) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction and including a sale-and-leaseback transaction).

               "Marketable Securities" means securities that are rated investment grade by a nationally recognized rating agency such as Standard and Poor's Corporation or Moody's Investor Services, Inc. or securities for which a trading market exists on a nationally registered securities exchange or pursuant to the Nasdaq Stock Market and such securities are registered under the Securities Act of 1933, as amended, for sale by the Person who owns such securities or are exempt from registration in connection with any proposed sale by such Person.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Proceeds" means the aggregate proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sale commissions) and any relocation expenses and severance and shutdown costs incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reasonable reserve in accordance with GAAP for adjustment in respect of the sale price of such asset or assets.

               "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Officer" means, with respect to any corporation, the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such corporation.

               "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05 hereof, signed in the name of the Company by any two of its Officers, and delivered to the Trustee.

               "Operating Lease Obligation" means at the time any determination thereof is to be made, the amount of the liability in respect of an operating lease which would at such time be so required to be classified as such in accordance with GAAP.

               "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05 hereof, rendered by legal counsel who is acceptable to the Trustee.


               "Permitted Indebtedness" means (i) Indebtedness under
     the Credit Facility (provided that Indebtedness under the Credit Facility, including unused commitments, shall not at any time exceed $150 million in aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued under the Credit Facility)); (ii) Existing Indebtedness;
     (iii) Indebtedness represented by the Securities; (iv)
     Indebtedness created, incurred, issued, assumed or guaranteed in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (i), (ii) and (iii) above (the
     "Refinancing Indebtedness"); provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded, (B) such Indebtedness ranks in right of payment to the Securities at least to the same extent as the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded, (C) with respect to Refinancing Indebtedness incurred pursuant to this clause, the Refinancing Indebtedness shall have an Average Life and Stated Maturity equal to or greater than the Average Life and Stated Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (D) a Subsidiary shall not incur Refinancing Indebtedness to extend, refinance, renew, replace, substitute or refund Indebtedness of the Company or another Subsidiary unless such Subsidiary was previously obligated by Guaranty or otherwise for the Indebtedness being refinanced; (v) intercompany Indebtedness permitted by the covenants set forth in
     Section 4.06, "Limitation on Restricted Payments" below; (vi)
                    ---------------------------------
     Interest Rate Agreements entered into in the ordinary course of business; (vii) obligations in connection with the construction or acquisition of retail warehouses in the ordinary course of business in an aggregate amount not exceeding $30 million, and such additional obligations as would not appear as a liability upon a balance sheet prepared in accordance with GAAP; (viii) letters of credit and bankers' acceptances for the purchase of merchandise and guarantees of obligations of suppliers, licensees, and franchises, in either event in the ordinary course of business, and in the aggregate in an amount not exceeding 10% of the aggregate book value of the inventories held by the Company and its Subsidiaries (measured at the time of such issuance); (ix) letters of credit securing workers' compensation and self-insurance obligations of the Company in the ordinary course of business; and (x) Indebtedness not otherwise permitted in an aggregate principal amount which shall not exceed $50 million.

               "Permitted Investments" means, (i) direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase by the Company or any of its Subsidiaries; (ii) demand deposits, certificates of deposit, bankers' acceptances and time deposits of United States banks having total assets in excess of $10,000,000,000 United States dollars and which are rated not less than (A) "A 1" if such deposits or acceptances mature over a year from the date made or created or (B) "A 2" if such deposits or acceptances mature within one year of the date made or created, in each case as rated by Standard and Poor's Corporation; (iii) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2", as rated by Moody's Investors Services, Inc., and not less than "A 2", as rated by Standard and Poor's Corporation; (iv) investments in tax-free government securities rated "A" or better, as rated by Standard and Poor's Corporation, and government securities mutual funds which have a weighted average life of less than two
     (2) years; (v) investments in repurchase agreements relating to a security which is rated "A" or better, as rated by Standard and Poor's Corporation, that mature within two (2) years from the date the Investment is made by the Company or any of its Subsidiaries; (vi) Investments in corporate securities rated "A" or better, as rated by Standard and Poor's Corporation, that mature within two (2) years from the date the Investment is made by the Company or any of its Subsidiaries; (vii) Investments in Persons which, after giving effect to the Investment, are Wholly-owned Subsidiaries of the Company or any of its Subsidiaries and which are engaged in businesses directly related to the business of the Company and its Subsidiaries, and Investments consisting of assets which, after giving effect to the Investment, are used by the Company or any of its Subsidiaries in such businesses and
     (viii) Existing Investments.

               "Permitted Liens" means (a) Liens securing Senior Debt of the Company or Indebtedness of any Subsidiary that is permitted by this Indenture to be incurred; (b) Liens in favor of the Company; (c) Liens on property of a Person existing or created at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; (d) Liens on property existing or created at the time of acquisition thereof by the Company or any Subsidiary of the Company; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the date of this Indenture; (g) Liens for taxes, assessments or governmental charges or claims or mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business, in either case, that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company that are not incurred in connection with the borrowing of money or the obtaining of advances or credits (other than trade credit in the ordinary course of business); (i) Liens securing Indebtedness created, incurred, issued, assumed or guaranteed in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness secured by a Permitted Lien; and (j) Liens securing Indebtedness that is pari passu with the Securities so long as at the time such Liens are granted the Securities are equally and ratably secured.

               "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

               "Real Estate Financing" means Indebtedness incurred by a Subsidiary that is secured by real estate owned by such Subsidiary which at the time the Indebtedness is incurred has an appraised value (as determined by a nationally-recognized independent real estate appraiser who is qualified to make appraisals of such real estate) equal to or greater than the aggregate principal amount of such Indebtedness.

               "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities) or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities.

               "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

               "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

               "Refinancing Indebtedness" shall have the meaning prescribed in the definition of Permitted Indebtedness.

               "S&P" means Standard and Poor's Corporation and its successors.

               "SEC" means the Securities and Exchange Commission.

               "Securities" means any of the Company's ______% Senior Subordinated Notes due ________, 2004 issued under this Indenture.

               "Securityholder" or "Holder" means a Person in whose name a Security is registered on the Registrar's books.


               "Senior Indebtedness" means the principal of, premium, if any, and interest (including, without limitation, post-petition interest whether or not allowed as a claim in bankruptcy, reorganization, insolvency, receivership or a similar proceeding) on any Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument under which such Indebtedness is created, incurred, assumed or guaranteed expressly provides that such Indebtedness shall not be senior or superior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) Indebtedness under the Credit Facility including the available undrawn amount of any letters of credit issued under the Credit Facility (together with all interest (including, without limitation, post-petition interest whether or not allowed as a claim in any bankruptcy, reorganization, insolvency, receivership or similar proceeding), fees, reasonable expenses, indemnities and charges payable on or in respect of such Indebtedness)),
     (ii) Indebtedness evidenced by the Company's Senior Securities (together with all interest (including, without limitation, post-petition interest whether or not allowed as a claim in any bankruptcy, reorganization, insolvency, receivership or similar proceeding), premium, if any, fees, reasonable expenses, indemnities and charges payable on or in respect of such Indebtedness)), (iii) Existing Indebtedness, and (iv) Refinancing Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include a) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (b) any Indebtedness incurred after the date of this Indenture that is contractually subordinated in right of payment to any Senior Indebtedness, (c) trade payables and current liabilities for goods, materials or services purchased or for compensation to employees, in each case arising in the ordinary course of business, (d) any Indebtedness in respect of Capital Lease
     Obligations, unless such Indebtedness expressly provides that it shall be senior or superior in right of payment to the Securities, and (e) any obligations in respect of Operating Lease Obligations. Notwithstanding anything to the contrary in this Indenture or the Securities, the Indebtedness represented by the Securities shall be superior in right of payment to, and Senior Indebtedness shall not include, any Indebtedness represented by the Company's 6.5% convertible subordinated debentures due 2002.


               "Senior Securities" means the Company's 9.58% Notes due May 31, 1998 issued pursuant to the separate Note Purchase Agreements, dated as of June 15, 1991, between the Company and, respectively, the purchasers named on Annex 1 thereto, as the same may be amended, modified or restated from time to time.

               "Significant Subsidiary" shall have the meaning set forth for such term in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

               "Specified Senior Indebtedness" means Indebtedness under (i) the Credit Facility, (ii) the Senior Securities and
     (iii) any other Senior Indebtedness of the Company, the then outstanding principal amount of which exceeds $20 million.

               "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision.

               "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of other Subsidiaries of that Person or a combination thereof.


               "Subsidiary Guarantee" means each Guarantee by any Subsidiary Guarantor of the Company's Obligations under this Indenture and the Securities required to be given pursuant to the covenant entitled "Subsidiary Guarantees" in the form attached as Exhibit C to this Indenture.

               "Subsidiary Guarantor" means any Subsidiary that is required to execute a Subsidiary Guarantee in accordance with the provisions of the covenant entitled "Subsidiary Guarantees," and its successors and assigns.

               "TIA" means the Trust Indenture Act of 1939 as amended and as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

               "Trust Officer," when used with respect to the Trustee, means the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the executive committee of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

               "Voting Stock" means any class or classes of Equity Interests pursuant to which the Holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


               "Wholly-owned Subsidiary" of any Person means any Subsidiary of such Person to the extent the entire voting share capital of such Subsidiary, other than directors' qualifying shares, is owned by such Person (either directly or indirectly through Wholly-owned Subsidiaries).

               SECTION 1.02.  Other Definitions.
                              -----------------
                                                Defined in
          Term                                   Section
     "Act"....................................     1.05
     "Bankruptcy Law".........................     6.01
     "Change of Control"......................     4.11
     "Change of Control Offer"................     4.11
     "Change of Control Payment Date".........     4.11
     "Custodian"..............................     6.01
     "Event of Default".......................     6.01
     "Excess Proceeds"........................     4.12
     "Excess Proceeds Offer"..................     4.12
     "Exchange Act"...........................     4.02
     "Legal Holiday"..........................    11.08
     "Non-Payment Default"....................    10.03
     "Notice of Default"......................     6.01
     "Paying Agent"...........................     2.03
     "Payment Default"........................    10.03
     "Register"...............................     2.03
     "Registrar"..............................     2.03
     "Securities Act".........................     7.04
     "surviving entity".......................     5.01
     "U.S. Government Obligations"............     8.01

               SECTION 1.03.  Incorporation by Reference of Trust
                              -----------------------------------
     Indenture Act.  Whenever this Indenture refers to a provision of
     -------------
     the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "Indenture securities" means the Securities.

               "Indenture security holder" means a Securityholder.

               "Indenture to be qualified" means this Indenture.

               "Indenture trustee" or "institutional trustee" means the Trustee.

               "Obligor" on the indenture securities means the Company.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

               SECTION 1.04.  Rules of Construction.  Unless the
                              ---------------------
     context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4)  "including" means including, without limitation;
     and

               (5) words in the singular include the plural, and words in the plural include the singular.

               SECTION 1.05.  Acts of Holders.
                              ---------------
               (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

               (3) The ownership of Securities shall be proved by the Register.

               (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               (5) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six (6) months after the record date.


                                 ARTICLE 2
                               THE SECURITIES
                               --------------

               SECTION 2.01.  Form and Dating.  The Securities and the
                              ---------------
     Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The form of the Securities and any notation, legend or endorsement shall be in a form acceptable to the Company and the Trustee. Each Security shall be dated the date of its authentication.

               The terms and provisions contained in the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, by its execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby.

               SECTION 2.02.  Execution and Authentication.  The
                              ----------------------------
     Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any such Officer on the Securities may be manual or facsimile.

               Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A annexed hereto duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and made available for delivery hereunder.

               The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $100,000,000 upon a Board of Directors' resolution and a written order of the Company signed by two Officers of the Company, but without any further action by the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and delivered. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Section 2.07.

               The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Paying Agent to deal with the Company or an Affiliate of the Company.

               The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

               SECTION 2.03.  Registrar and Paying Agent.  The Company
                              --------------------------
     shall maintain or cause to be maintained an office or agency where the Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented or surrendered for purchase or payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (if not the Trustee or the Company). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar or agent for service of notices and demands.

               The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands.

               SECTION 2.04.  Paying Agent to Hold Money in Trust.
                              -----------------------------------
     Except as otherwise provided herein, prior to each due date of the principal, premium, if any, and interest on any Security, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

               SECTION 2.05.  Securityholder Lists.  The Trustee shall
                              --------------------
     preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee not more than five (5) days after each record date and at such other times as the Trustee may request in writing, within five (5) Business Days of such request, a list in such form as the Trustee may reasonably require of the names and addresses of Securityholders.

               SECTION 2.06.  Transfer and Exchange.  Upon surrender
                              ---------------------
     for registration of transfer of any Security at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 or at the office or agency referred to in Section 4.05, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

               At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

               Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder or his attorney duly authorized in writing.

               The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

               The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of fifteen (15) days before a selection of Securities to be redeemed.

               SECTION 2.07.  Replacement Securities.  If (a) any
                              ----------------------
     mutilated Security is surrendered to the Company or the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not con-temporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant Article 4 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

               Upon the issuance of any new Securities under this
     Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

               Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               SECTION 2.08.  Outstanding Securities; Determinations
                              --------------------------------------
     of Holders' Action.  Securities outstanding at any time are all
     ------------------
     the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those referred to in Section 2.07 hereof or purchased by the Company pursuant to Article 4 hereof and those described in this
     Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows based upon an examination of the Register to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 7 and 10 hereof).

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at maturity or on a Redemption Date, money sufficient to pay the Securities payable on that date, then immediately on the date of maturity or such Redemption Date, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue.

               SECTION 2.09.  Temporary Securities.  Pending the
                              --------------------
     preparation of definitive Securities, the Company may execute, and upon written request from the Company signed by two Officers of the Company, the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

               If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee, upon written request of the Company signed by two Officers of the Company, shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

               SECTION 2.10.  Cancellation.  All Securities
                              ------------
     surrendered for payment, purchase by the Company, redemption by the Company pursuant to Article 4 hereof, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, or issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this
     Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and a certificate of destruction delivered to the Company.

               SECTION 2.11.  CUSIP Numbers.  The Company in issuing
                              -------------
     the Securities may use "CUSIP" numbers (if then generally in use) and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any redemption shall not be affected by any defect in or omission of such numbers.

               SECTION 2.12.  Defaulted Interest.  If the Company
                              ------------------
     defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, and such special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 20 days before the subsequent special record date, the Company shall mail to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. At least fifteen (15) days before the subsequent special record date, the Company shall mail to each Holder a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. The Company may also pay defaulted interest in any other lawful manner.


                                 ARTICLE 3
                                 REDEMPTION
                                 ----------

               SECTION 3.01.  Right to Redeem; Notices to Trustee.  At
                              -----------------------------------
     any time on and after ______, 1999, the Company, at its option, may redeem the Securities for cash in accordance with this
     Article 3 and the provisions of paragraph 5 of the Securities.
     If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

               The Company shall give the notice to the Trustee provided for in this Section 3.01 at least forty-five (45) days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

               SECTION 3.02.  Selection of Securities to Be Redeemed.
                              --------------------------------------

     If less than all the outstanding Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis by lot or by such other method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection at least thirty (30) but not more than sixty
     (60) days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

               SECTION 3.03.  Notice of Redemption.  At least fifteen
                              --------------------
     (15) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at the Holder's last address, as it shall appear on the Register.

               The notice shall identify the Securities to be redeemed and shall state:

               (1)  the Redemption Date;

               (2)  the Redemption Price;

               (3) the CUSIP number (subject to the provisions of Section 2.11 hereof);

               (4)  the name and address of the Paying Agent;

               (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (6) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed; and

               (7) that, unless the Company defaults in making such redemption payment, interest will cease to accrue on Securities called for redemption on and after the Redemption Date.

               At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared or approved by the Company and the Trustee shall have no responsibility whatsoever with regard to such notice being accurate or correct.

               SECTION 3.04.  Effect of Notice of Redemption.  Once
                              ------------------------------

     notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, if money sufficient for that purpose has been deposited as provided in
     Section 3.05 hereof.

               Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

               SECTION 3.05.  Deposit of Redemption Price.  Prior to
                              ---------------------------
     the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation.

               SECTION 3.06.  Securities Redeemed in Part.  Upon
                              ---------------------------
     surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder, a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.


                                 ARTICLE 4
                                 COVENANTS
                                 ---------

               SECTION 4.01.  Payment of Securities.  The Company
                              ---------------------
     shall pay the principal of, premium, if any, and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Securities on (or prior to) the dates and in the manner provided in the Securities or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by the Securities, which interest on overdue interest shall accrue from the date such amounts became overdue.

               SECTION 4.02.  SEC Reports.
                              -----------

               (1) The Company shall file with the Trustee and supply to each Holder, without cost, within fifteen (15) days after it files the same with the SEC, copies of its annual and quarterly reports, information, documents and other reports, (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), without exhibits, which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that the Company is at any time not subject to the reporting requirements of the Exchange Act, it shall provide to the Trustee and supply to each Holder without cost, within fifteen (15) days after it would have been required to file such information with the SEC, financial statements, including any notes thereto and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Sections 13 or 15(d) of the Exchange Act.
     The Company also shall comply with the other provisions of TIA
     Section 314(a).

               (2) So long as any Securities remain outstanding, the Company shall cause its annual report to stockholders and any other financial reports furnished by it to stockholders generally, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar in each case at the time of such mailing or furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so filed with the Trustee and mailed to the Holders within 120 days after the end of each of the Company's fiscal years and within sixty
     (60) days after the end of each of the first three quarters of each fiscal year.

               (3) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Company may be required to deliver to the Securityholders under this Section 4.02.

               SECTION 4.03.  Compliance Certificates.
                              -----------------------
               (1) The Company shall deliver to the Trustee within ninety (90) days after the end of each of the Company's fiscal years a certificate containing a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.03(1), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. Such certificate need not comply with Sections
     11.04 and 11.05 hereof.

               (2) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating
     (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof; provided, however, that the independent certified public accountants delivering such statement shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

               (3) The Company shall deliver to the Trustee as soon as possible and in any event within fifteen (15) days after the Company becomes aware of the occurrence of each Default or Event of Default, which is continuing, an Officers' Certificate (which need not comply with Sections 11.04 and 11.05 hereof) setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

               SECTION 4.04.  Further Instruments and Acts.  Upon
                              ----------------------------
     request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

               SECTION 4.05.  Maintenance of Office or Agency.  The
                              -------------------------------
     Company shall maintain or cause to be maintained, within the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee at the address specified in
     Section 11.02 hereof shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
     Section 11.02 hereof.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

               SECTION 4.06.  Limitation on Restricted Payments.  The
                              ---------------------------------
     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution or repurchase on account of the Company's or any of its Subsidiaries' Capital Stock or other Equity Interests (other than dividends or distributions payable to the Company or any of its Wholly-owned Subsidiaries or payable in shares of Capital Stock of the Company other than Redeemable Stock), (ii) purchase, redeem or otherwise retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any purchase, redemption or retirement of such Equity Interests owned by the Company or any of its Wholly-owned Subsidiaries);

     (iii) purchase, redeem, prepay, defease or otherwise retire for value prior to scheduled maturity, repayment or sinking fund payment (A) any Indebtedness of the Company that is contractually subordinated in right of payment to the Securities or (B) any Indebtedness of any Subsidiary that is contractually subordinated in right of payment to the Securities other than Indebtedness to the Company; or (iv) make Investments (either through the Company or any of its Wholly-owned Subsidiaries) other than Permitted Investments (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if at the time of such Restricted Payment:

               (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or


               (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made on or after the date of this Indenture, exceeds (x) $75 million (in the event the Securities on the date of computation are rated BBB- (or better) by Standard & Poor's Corporation and Baa3 (or better) by Moody's
                                      ---

     Investors Service, Inc., such amount shall be increased by $50 million) plus 50% of the amount of the cumulative Consolidated
     Net Income of the Company for the period (taken as one accounting period) from January 29, 1994 through the last fiscal quarter immediately preceding such Restricted Payment (or, if Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus (y) 100% of the aggregate net cash proceeds received by the Company on or after January 29, 1994 from (i) the issue or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Subsidiary of the Company and other than Redeemable Stock), (ii) the conversion of Indebtedness of the Company (other than (A) in respect of the Convertible Subordinated Debentures or (B) such Indebtedness held by a Subsidiary of the Company) into Capital Stock of the Company (other than Redeemable Stock), which for purposes of this clause
     (b) shall be valued at the net cash proceeds received by the Company upon the initial issuance of such Indebtedness plus such additional Cash consideration payable to the Company upon such conversion, or (iii) the net cash proceeds received by the Company from its investment in, and the sale, disposition or other liquidation of, Investments that are not Permitted Invest-ments; or

               (c) immediately after such Restricted Payment, the Company would not be permitted to incur $1.00 of additional Indebtedness pursuant to the covenants set forth in "Limitation
                                                          ----------
     of Additional Indebtedness" below.
     --------------------------

               The foregoing provisions will not prohibit, so long as no Default or Event of Default shall have occurred and be continuing: (i) the payment of any dividend within sixty (60) days after the date of declaration thereof, if at the said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of the Company's Capital Stock, other than any Redeemable Stock; (iii) Investments by the Company or a Subsidiary of the Company in the Company or a Wholly-owned Subsidiary of the Company or the purchase, redemption, or other acquisition or retirement for value of such Investments; (iv) acquisitions of Wholly-owned Subsidiaries; (v) the purchase, redemption, prepayment, defeasance or other acquisition or retirement for value prior to scheduled maturity or any repayment or sinking fund payment of any Indebtedness of any Wholly-owned Subsidiary of the Company which is not contractually subordinated in right of payment to the Securities;
     (vi) the redemption, repurchase or other acquisition or retirement for value of subordinated Indebtedness of the Company which is made in exchange for, or out of proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of (A) shares of Capital Stock (other than Redeemable Stock) of the Company, provided, however, that any net cash proceeds from such issue are excluded from clause (b)(y)(i) of the preceding paragraph or (B) new Indebtedness of the Company, so long as (1) such Indebtedness is expressly subordinated to the Securities at least to the same extent as the subordinated Indebtedness being so refinanced; (2) such Indebtedness has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securities; and
     (3) such Indebtedness has a final scheduled maturity which exceeds the final Stated Maturity of the Securities, provided, however, that any net cash proceeds from such issue are excluded from clause (b)(y)(ii) of the preceding paragraph; and (vii) loans and advances to officers and employees of the Company or any of its Subsidiaries up to $5 million in the aggregate outstanding at any one time. For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with clause (b) of the first paragraph of this covenant, no amounts expended pursuant to clauses (iii), (iv), (v), (vi) and
     (vii) of this paragraph shall be included.

               The Company shall deliver to the Trustee within sixty
     (60) days after the end of the Company's fiscal year in which a Restricted Payment is made under the first paragraph of this
     Section 4.06, an Officers' Certificate setting forth each

     Restricted Payment made in such fiscal year (other than Restricted Payments made to purchase Marketable Securities that do not constitute Permitted Investments but that are liquidated for cash within ninety (90) days of the date of such Investment in an amount at least equal to the initial purchase price of such Investment), stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.06 were computed.


               SECTION 4.07.  Limitation on Payment Restrictions
                              ----------------------------------
     Affecting Subsidiaries.  The Company shall not, and shall not permit
     ----------------------
     any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective or enter into any agreement with any Person that would cause or permit to exist or become effective, any encumbrance or restriction on the ability of
     (i) any Wholly-owned Subsidiary to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Subsidiaries or (ii) any Subsidiary to (A) pay any Indebtedness owed to the Company or any Subsidiary, (B) make loans or advances to the Company, or (C) transfer any of its properties or assets to the Company, except for purposes of clauses (i) and (ii), for such encumbrances or restrictions existing under or by reason of (1) applicable law, (2) this Indenture, (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of its Subsidiaries, (4) any instrument governing Indebtedness of a Person acquired by the Company or any of its Subsidiaries at the time of such acquisition, which encumbrance or restriction is applicable to any Person so acquired or its properties or assets and was not entered into in connection with such acquisition, (5) encumbrances or restrictions under Existing Indebtedness or (6) encumbrances or restrictions under any Real Estate Financing by any of the Company's Subsidiaries.

               SECTION 4.08.  Limitation on Other Senior Subordinated
                              ---------------------------------------
     Indebtedness.  The Company will not incur, create, assume, guarantee
     ------------
     or otherwise become liable for any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness and contractually senior in any respect in right of any payment to the Securities.

               SECTION 4.09.  Limitation on Additional Indebtedness.
                              -------------------------------------
     The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness other than Permitted Indebtedness; provided, however, that (a) the Company or any Subsidiary may incur Indebtedness if, after giving pro forma effect to the incurrence of such Indebtedness and the application of any of the proceeds therefrom to repay Indebtedness as if such incurrence had occurred on the first day of such period, the Consolidated Interest Coverage Ratio for its four full fiscal quarters ending immediately prior to the date such additional Indebtedness is created, incurred, issued, assumed or guaranteed will be at least 2.0 to 1.0, provided that such calculation shall give effect to (A) the incurrence of any Indebtedness (after giving effect to the application of the proceeds thereof) in connection with the simultaneous acquisition of any Person, business, property or assets and (B) the Consolidated Net Income generated by such acquired Person, business, property or assets, giving effect in each case to such incurrence of Indebtedness, application of proceeds and Consolidated Net Income as if such acquisition had occurred at the beginning of such four quarter period, and (b) a Subsidiary of the Company may incur Indebtedness if (i) the assets of the Subsidiary consist solely of (x) real estate securing Real Estate Financing and (y) other assets with a book value not in excess of 10% of the principal amount of any Indebtedness incurred by such Subsidiary and such Indebtedness constitutes Real Estate Financing at the time it is created, incurred, issued, assumed or guaranteed by such Subsidiary of the Company (which shall not have been guaranteed by the Company) or (ii) such Indebtedness, together with all other Indebtedness of all Subsidiaries of the Company (other than Indebtedness incurred pursuant to clause (b)(i) of this paragraph), is an aggregate amount not exceeding $5 million at any time outstanding.

               SECTION 4.10.  Limitation on Liens.  The Company will
                              -------------------
     not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its respective assets, now owned or hereafter acquired, or any income or properties therefrom, securing any Indebtedness that is pari passu with or contractually subordinated in right of payment to the Securities, other than Permitted Liens.

               SECTION 4.11.  Repurchase Upon Change of Control.  Upon
                              ---------------------------------
     the occurrence of a Change of Control (as defined below), each Holder shall have the right to require at such Holder's election the repurchase of all or a portion (in $1,000 increments) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase. Immediately following any Change of Control, the Company shall mail a notice to the Trustee and to each Holder stating: (i) that the Change of Control Offer is being made pursuant to the "Repurchase Upon Change of Control"
                                    ---------------------------------
      covenant in this Indenture and that all Securities tendered will be accepted for payment; (ii) the purchase price and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Security not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment thereof, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (v) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election on the terms and conditions set forth in such notice; (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each such new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; and (viii) the circumstances and relevant facts regarding such Change of Control (including pro forma historical financial information after giving effect to such Change of Control) and information regarding the Person or Persons acquiring control.

               On the Change of Control Payment Date, the Company shall (i) accept for payment all Securities or portions thereof tendered, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee, all Securities so tendered together with an officer's certificate specifying the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered, payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that such new Security shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities triggered by a Change of Control.


               "Change of Control" means (a) the acquisition, including through merger, consolidation or otherwise, by any Person or any group for purposes of Section 13(d) of the Exchange Act, together with any Affiliates thereof, of direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Exchange
     Act) of 50% or more of either (i) the outstanding shares of common stock of the Company or (ii) the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors or (b) the Company sells, conveys, transfers or leases all or substantially all of its assets (including without limitation the stock of one or more Subsidiary Guarantors which singly or in the aggregate own all or substantially all of the assets of the Company and its Subsidiaries determined on a consolidated basis to any Person (other than one or more Wholly-owned Subsidiaries)) in a transaction or series of related transactions, other than in connection with the reincorporation of the Company in another jurisdiction where each Holder of common stock immediately prior to such reincorporation owns the same percentage of the Company immediately after its reincorporation.

               SECTION 4.12.  Limitation on Use of Proceeds from Asset
                              ----------------------------------------

     Sales.  The Company and its Subsidiaries will not, directly or
     -----
     indirectly, consummate any Asset Sales unless (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, (ii) at least 80% of the Net Proceeds from the Asset Sales are received in Cash and Marketable Securities at closing and (iii) with respect to any Asset Sale involving the Equity Interests of any Subsidiary, the Company shall sell all of the Equity Interests it owns of such Subsidiary in such Asset Sale. Within twelve (12) months (or, in the event of a sale-and-leaseback transaction, twenty-four (24) months) after the receipt of Cash in respect of any Asset Sale, the Company or a Subsidiary may use all such Cash either to (x) invest in capital assets, (y) purchase properties and assets that are of a type similar to the properties and assets that were the subject of such Asset Sale, and in the case of clauses (x) and (y) the acquired capital assets or properties and assets, as the case may be, are to be used primarily in a retail warehousing business of the Company which is operated by the Company or a Significant Subsidiary of the Company (or is a business which meets the test necessary to be a Significant Subsidiary) immediately prior to such acquisition or (z) permanently reduce Senior Indebtedness. "Excess Proceeds" shall mean any Cash from an Asset Sale that is not invested or used to permanently reduce Senior Indebtedness as provided in the preceding sentence. When the aggregate amount of Excess Proceeds from any Asset Sale or series of related Asset Sales exceeds (a) 10% of the aggregate book value of the tangible assets of the Company and its Subsidiaries (measured at the end of the most recent fiscal quarter ended prior to such Asset Sale) and (b) $5 million for the fiscal year in which the amount of Excess Proceeds is determined, the Company shall offer to purchase from all Holders the maximum principal amount of Securities that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued interest, if any, to the date fixed for the closing of such offer, in accordance with the same procedures applicable to offers to purchase Securities upon the occurrence of a Change of Control (the "Excess Proceeds Offer"). To the extent that the aggregate amount of the Securities tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency, or a portion thereof, for general corporate purposes. If the aggregate principal amount of the Securities surrendered by Holders thereof exceeds the amount of Net Proceeds, the Company shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer, the amount of Excess Proceeds shall be reset at zero.

               The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to an Excess Proceeds offer.


               SECTION 4.13.  Limitation on Transactions with
                              -------------------------------
     Affiliates.  Except as otherwise permitted by this Indenture,
     ----------
     neither the Company, nor any of its Subsidiaries, will make any Investment, loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries (other than the Company or any of its Wholly-owned Subsidiaries) unless (i) the Board of Directors of the Company or such Subsidiary, as the case may be, determines, in its reason-able good faith judgment, that such transaction or series of transactions is in the best interest of the Company or such Subsidiary based on full disclosure of all relevant facts and circumstances, (ii) such transaction or series of transactions is fair to the Company or such Subsidiary and on terms that are no less favorable to the Company or the relevant Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate and (iii) with respect to a transaction or series of transactions involving aggregate payments greater than $5 million, a majority of independent directors of the Company shall approve such transaction or series of transactions by a resolution certifying that such transaction or series of related transactions comply with the clause (ii) above.


               SECTION 4.14.  Subsidiary Guarantees.  If (i) the
                              ---------------------
     Company or any Subsidiary of the Company that is a Subsidiary Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) which in the aggregate have a book value equal to or greater than 15% of the book value of the Company's total assets determined on a consolidated basis as of the time of transfer to any Subsidiary or Subsidiaries of the Company that is not a Subsidiary Guarantor, other than in connection with a Real Estate Financing or (ii) any Subsidiary of the Company guarantees or otherwise becomes obligated with respect of any Indebtedness, other than Real Estate Financing, the Company shall cause such Subsidiary or Subsidiaries to
     (A) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto, which supplemental indenture shall also be in form and substance reasonably satisfactory to the Trustee, pursuant to which such Subsidiary or Subsidiaries shall unconditionally guarantee all of the Company's Obligations under this Indenture and the Securities on the terms set forth in such supplemental indenture, which Guarantee shall be subordinate to any Guarantee granted by such Subsidiary Guarantor in respect of Senior Indebtedness of the Company or Indebtedness of the Subsidiary or Subsidiaries, and (B) deliver to the Trustee (x) an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Subsidiary Guarantor or Subsidiary Guarantors and (y) an opinion from a nationally recognized appraisal firm, in form and substance reasonably satisfactory to the Trustee, stating that after giving effect to such Guarantee, the Subsidiary Guarantor or Subsidiaries Guarantors is or are solvent, as the case may be.

               SECTION 4.15.  Payment of Taxes and Other Claims.  The
                              ---------------------------------
     Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary thereof upon the income, profits or property of the Company or any Subsidiary thereof and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary thereof; provided that none of the Company or any Subsidiary thereof shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

               SECTION 4.16.  Corporate Existence.  Subject to Article
                              -------------------
     5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of any of its Subsidiaries in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

               SECTION 4.17.  Maintenance of Properties and Insurance.
                              ---------------------------------------
     The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.17 shall prevent the Company or any Subsidiary thereof from discontinuing the maintenance of any such properties, if such discontinuance is desirable in the conduct of its business or the business of such Subsidiary.

               The Company shall provide or cause to be provided, for itself and any of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.


               SECTION 4.18.  Stay, Extension and Usury Laws.  The
                              ------------------------------
     Company covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

               SECTION 4.19.  Investment Company Act.  The Company
                              ----------------------
     shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

               SECTION 4.20.  Payments for Consents.  Neither the
                              ---------------------
     Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Securityholder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Securityholders of the Securities which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

               SECTION 4.21.  Covenant to Comply with Securities Laws
                              ---------------------------------------
     upon Purchase of Securities.  In connection with any offer to
     ---------------------------
     purchase or purchase of Securities under Section 4.11 or 4.12 hereof, the Company shall (i) comply with Rule 14e-1 under the Exchange Act and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 4.11 and 4.12 hereof to be exercised in the time and in the manner specified in Sections 4.11 and 4.12 hereof.


                                 ARTICLE 5
                           SUCCESSOR CORPORATION
                           ---------------------


               SECTION 5.01.  When the Company May Merge or Transfer
                              --------------------------------------
     Assets.  The Company shall not consolidate with or merge into any
     ------
     Person or permit any Person to merge with or into it or directly or indirectly transfer (by lease, assignment, sale, conveyance or otherwise) all or substantially all of its properties and assets, in a single transaction or through a series of related transactions, to another Person or group of affiliated Persons or permit a Subsidiary of the Company to enter into any such transaction or transactions if such transaction or transactions would result in a direct or indirect transfer (by lease, assignment, sale, conveyance or otherwise) of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, unless:

               (1) The Company shall be the continuing Person, or the Person, if other than the Company, formed by such consolidation or into or with which the Company is merged or to which the properties and assets of the Company, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Obligations of the Company under the Securities and this Indenture, and this Indenture remains in full force and effect;

               (2) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

               (3) the Person which is formed by or survives such consolidation or merger or to which such assets are transferred (the "surviving entity"), after giving pro forma effect to such transaction, could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.09 hereof; provided, however, that the transfer by the Company of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to one or more Wholly-owned Subsidiaries shall not be subject to the provisions of this paragraph if each such Subsidiary (i) is organized and existing under the laws of the United States or any State thereof or the District of Columbia and (ii) complies with the covenants described in Section 4.14; and

               (4)  immediately after giving effect to such
     transaction on a pro forma basis, the Consolidated Net Worth of the surviving entity shall be equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction.

               In connection with any consolidation, merger or transfer contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transactions have been complied with.

               SECTION 5.02.  Successor Corporation Substituted.  Upon
                              ---------------------------------
     any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities.


                                 ARTICLE 6
                           DEFAULTS AND REMEDIES
                           ---------------------

               SECTION 6.01.  Events of Default.  An "Event of
                              -----------------
     Default" occurs if one of the following shall have occurred and be continuing:

               (1) The Company defaults in the payment, when due and payable, of (i) interest on any Security and the default continues for a period of thirty (30) days or (ii) the principal of or premium, if any, on any Securities when the same becomes due and payable at maturity, acceleration, on the Redemption Date, on the Change of Control Payment Date, on any payment date respecting an Excess Proceeds Offer or otherwise;

               (2) The Company fails to comply with any of its covenants or agreements in the Securities or this Indenture (other than those referred to in clause (1) above) and such failure continues for forty-five (45) days after receipt by the Company of a Notice of Default;


               (3) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee is now existing or hereafter created and either (i) such default is in the payment of any principal of or interest on any such Indebtedness when due at maturity and the principal amount of such Indebtedness exceeds $10 million in the aggregate and such Indebtedness does not constitute Real Estate Financing that is guaranteed by or with recourse to the Company or any of its other Subsidiaries and, as a result of such default, Indebtedness of the Company or its Subsidiaries (other than such Real Estate Financing) aggregating $10 million or more is accelerated or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its express maturity and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness (in each case other than Real Estate Financing that is not guaranteed by or not with recourse to the Company or any of the Subsidiaries) the maturity of which has been accelerated, aggregates $10 million or more;

               (4) The Company or one or more of its Subsidiaries that individually or when considered as one entity would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A)  commences a voluntary case or proceeding;

                    (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                    (D) makes a general assignment for the benefit of its creditors; or

                    (E) admits in writing its inability to pay its debts generally as they become due;

               (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or one or more of its Subsidiaries that individually or when considered as one entity would constitute a Significant Subsidiary in an involuntary case or proceeding;

                    (B) appoints a Custodian of the Company or one or more of its Subsidiaries that individually or when considered as one entity would constitute a Significant Subsidiary for all or substantially all of its property;

                    (C) orders the liquidation of the Company or one or more of its Subsidiaries that individually or when considered as one entity would constitute a Significant Subsidiary;

                    (D) and in each case the order or decree remains unstayed and in effect for sixty (60) days; or

               (6) final judgments for the payments of money which in the aggregate exceed $10,000,000 and which are not related to Real Estate Financing that is not guaranteed by the Company and that is without recourse to the Company or any of its Subsidiaries, shall be rendered against the Company or any Subsidiary by a court and either (i) enforcement proceedings have been commenced upon such judgments or (ii) such judgements shall remain unstayed or undischarged for a period of sixty (60) days and the Trustee shall receive notice thereof from the Company or any Holder or shall otherwise obtain actual knowledge thereof.

               "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.


               A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

               In the case of any Event of Default (other than as a result of a failure to comply with Section 4.11 hereof) pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay if the Company then had elected to redeem the Securities pursuant to paragraph 5 of the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

               In the case of an Event of Default as a result of a failure to comply with Section 4.11 hereof occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay pursuant to
     Section 4.11 hereof, such premium shall also become and be immediately due and payable at such time as the principal and interest on the Securities become due and payable pursuant to
     Section 6.02 hereof to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

               SECTION 6.02.  Acceleration.  If any Event of Default
                              ------------
     under clauses (1), (2), (3) or (6) of Section 6.01 occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee (each, an "Acceleration Notice"), and the Trustee shall, upon the request of such Holders, declare the principal of the Securities, premium, if any, and accrued but unpaid interest on all Securities to be due and payable (i) immediately if no amount is outstanding and no commitment is in effect under the Specified Senior Indebtedness or (ii) if any amount is outstanding or there exists any commitment under the Specified Senior Indebtedness, upon the earlier of five business days after delivery of the Acceleration Notice to the Company by the Trustee or the Holders, as the case may be, or acceleration of the Specified Senior Indebtedness, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be due and payable. If any Event of Default under clauses (4) or (5) of Section 6.01 occurs, all principal, premium, if any, and interest on the Securities will ipso facto become and be immediately due and payable. Except as set forth in Section 10.05, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee and to the Company may rescind an acceleration and its consequences (except an acceleration due to a default in payment of the principal or interest on any of the Securities) if all existing Events of Default have been cured or waived except non-payment of principal, interest or premium that has become due solely because of the acceleration.

               SECTION 6.03.  Other Remedies.  If an Event of Default
                              --------------
     occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. Except as set forth in Section 2.07 hereof, all remedies are cumulative to the extent permitted by law.

               SECTION 6.04.  Waiver of Past Defaults.  The Holders of
                              -----------------------
     a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default or Event of Default and its consequences except (a) an Event of Default described in Section 6.01(1) hereof or (b) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Securityholder affected. When a

     Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other
     Default or impair any consequent right.

               SECTION 6.05.  Control by Majority.  The Holders of a
                              -------------------
     majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

               SECTION 6.06.  Limitation on Suits.  Except as provided
                              -------------------
     in Section 6.07 hereof, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

               (4) the Trustee does not comply with the request within thirty (30) days after receipt of the notice, the request and the offer of security or indemnity; and

               (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 30-day period.

               A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

               SECTION 6.07.  Rights of Holders to Receive Payment.
                              ------------------------------------
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, or interest, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Redemption Date, any Change of Control
     Payment Date or any payment date respecting an Excess Proceeds Offer, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

               SECTION 6.08.  Collection Suit by Trustee.  If an Event
                              --------------------------
     of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07 hereof.

               SECTION 6.09.  Trustee May File Proofs of Claim.  In
                              --------------------------------
     case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (1) to file and prove a claim for the whole amount of the principal amount, premium, if any, and interest on the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

     and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 6.10.  Priorities.  If the Trustee collects any
                              ----------
     money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST:  to the Trustee for amounts due under
     Section 7.07 hereof;

               SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities for principal, premium, if any, and interest respectively; and

               THIRD:  the balance, if any, to the Company.

               The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.


               SECTION 6.11.  Undertaking for Costs.  In any suit for
                              ---------------------
     the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 25% in aggregate principal amount of the Securities at the time outstanding.

                                 ARTICLE 7
                                  TRUSTEE
                                  -------

               SECTION 7.01.  Duties of Trustee.
                              -----------------
               (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (2)  Except during the continuance of an Event of
     Default:

                    (A) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificate or opinion which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


               (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (A) this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

                    (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (4) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this
     Section 7.01.

               (5) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security or indemnity satisfactory to it against any loss, liability or expense.

               (6) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money held by it hereunder.

               SECTION 7.02.  Rights of Trustee.
                              -----------------
               (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers'
     Certificate and Opinion of Counsel.

               (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               SECTION 7.03.  Individual Rights of Trustee.  The
                              ----------------------------
     Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

               SECTION 7.04.  Trustee's Disclaimer.  The Trustee makes
                              --------------------
     no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be account-able for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act of 1933, as amended (the "Securities Act"), (other than statements contained in the Form T-1 filed with the SEC under the
     TIA) or in this Indenture or in the Securities (other than its certificate of authentication) or responsible for the determination as to which beneficial owners are entitled to receive any notices hereunder.

               SECTION 7.05.  Notice of Defaults.  If a Default occurs
                              ------------------
     and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Register, notice of the Default within ninety (90) days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default described in Sections 6.01(1) and 6.01(2) hereof, the Trustee may withhold such notice if and so long as a committee of Trust

     Officers in good faith determines that the withholding of such notice is in the interests of Securityholders.

               SECTION 7.06.  Reports by Trustee to Holders.  Within
                              -----------------------------

     sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such reporting date that complies with Section 313(a) of the TIA. The Trustee shall also transmit all reports as required by Section 313(b)(2) of the TIA to such Holders. The Trustee shall transmit such reports in such manner as required by Section 313(c) of the TIA.

               A copy of each report at the time of its mailing to Securityholders shall be filed with the Company, the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

               SECTION 7.07.  Compensation and Indemnity.  The Company
                              --------------------------
     agrees:

               (1) To pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, disbursements and advances of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (3) To indemnify the Trustee for, and to hold it harmless against, any and all loss, liability or expense, incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               The Trustee shall have a claim and lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this
     Section 7.07, except with respect to funds held in trust for the payment of principal of, premium, if any, or interest on particular Securities.

               The Company's payment obligations pursuant to this
     Section 7.07 shall survive the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5) hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

               SECTION 7.08.  Replacement of Trustee.  The Trustee may
                              ----------------------
     resign by so notifying the Company in writing at least thirty
     (30) days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this
     Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;


               (3) a Custodian or public officer takes charge of the Trustee or its property; or


               (4)  the Trustee otherwise becomes incapable of acting.


               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. Subject to payment of all amounts owing to the Trustee under Section 7.07 hereof and subject further to its lien under Section 7.07 hereof, the retiring

     Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

               If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               SECTION 7.09.  Successor Trustee by Merger.  If the
                              ---------------------------
     Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such successor is eligible and qualified under Section 7.10 hereof.

               SECTION 7.10.  Eligibility; Disqualification.  The
                              -----------------------------
     Trustee shall at all times satisfy the requirements of
     Section 310(a)(1) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA. In determining whether the Trustee has conflicting interests as defined in
     Section 310(b)(1) of the TIA, the provisions contained in the proviso to Section 310(b)(1) of the TIA shall be deemed incorporated herein.

               SECTION 7.11.  Preferential Collection of Claims
                              ---------------------------------
     Against the Company.  The Trustee is subject to Section 311(a) of
     -------------------
     the TIA, excluding any creditor relationship listed in
     Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.


                                 ARTICLE 8
                  SATISFACTION AND DISCHARGE OF INDENTURE
                  ---------------------------------------

               SECTION 8.01.  Termination of the Company's Obliga
                              -----------------------------------
     tions.  The Company may terminate all of its obligations under
     -----
     the Securities and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company as provided in
     Section 8.03 hereof) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits or causes to be deposited in trust with the Trustee or the Paying Agent money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder. The Company may make an irrevocable deposit pursuant to this Section
     8.01 only if at such time it is not prohibited from doing so under the provisions of Article 10 hereof and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

               The Company's obligations in paragraph 10 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01,
     7.07, 7.08 and 8.04 hereof shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 10 and in Section 7.07 shall survive.

               After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

               "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

               SECTION 8.02.  Application of Trust Money.  The Trustee
                              --------------------------
     or Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to Section 8.01 hereof, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Securities. Money and U.S. Government Obligations so held in trust shall not be subject to the subordination provisions of Article 10 hereof.

               SECTION 8.03.  Repayment to the Company.  Subject to
                              ------------------------
     Section 8.01 hereof, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time.

               The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two (2) years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

               SECTION 8.04.  Reinstatement.  If the Trustee or Paying
                              -------------
     Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01 hereof; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE 9
                                 AMENDMENTS
                                 ----------


               SECTION 9.01.  Without Consent of Holders.  From time
                              --------------------------
     to time, when authorized by a resolution of its Board of Directors, the Company and the Trustee, without notice to or the consent of the holders of the Securities issued hereunder, may amend or supplement this Indenture or the Securities as follows:

               (1)  to cure any ambiguity, defect or inconsistency;

               (2)  to comply with Section 5.01 hereof;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;


               (4) to make any other change that does not adversely affect the rights of any Securityholder;


               (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

               (6)  to comply with Section 4.14 hereof.

               SECTION 9.02.  With Consent of Holders.  With the
                              -----------------------
     written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities or may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Securities. However, without the consent of each Securityholder affected thereby, a waiver or an amendment to this Indenture or the Securities may not:

               (1) reduce the percentage of principal amount of the Securities whose Holders must consent to an amendment or waiver of any provision of this Indenture or the Securities; or

               (2) make any change to the Stated Maturity of the principal of, premium, if any, or any interest on the Securities or any Redemption Price thereof, make any change to the time or amount of any required sinking fund payment, or impair the right to institute suit for the enforcement of any such payment or make any Security payable in money or securities other than that stated in the Security; or

               (3) make any change in Article 10 hereof that adversely affects the rights of any Securityholder or any change to any other Section hereof that adversely affects the rights of any Securityholder under Article 11 hereof; or

               (4) waive a default in the payment of the principal of, premium, if any, or interest on, any Security; or

               (5)  make any change in the provisions of Sections
     4.11, 4.12, 6.04 or 6.07 hereof; or

               (6)  make any change to Sections 9.01 or 9.02 hereof.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

               In the event that certain Holders are willing to defer or waive certain obligations of the Company hereunder with respect to Securities held by them, such deferral or waiver shall not be deemed to affect any other Holder who receives the subject payment or performance in a timely manner.

               After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

               SECTION 9.03.  Compliance with Trust Indenture Act.
                              -----------------------------------
     Every amendment to this Indenture or the Securities at a time when this Indenture shall be qualified under the TIA shall be set forth in a supplement that complies with the TIA as then in effect.

               SECTION 9.04.  Revocation and Effect of Consents,
                              ----------------------------------
     Waivers and Actions.  Until an amendment, waiver or other action
     -------------------
     by Holders becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Securities then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.02 hereof.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

               SECTION 9.05.  Notation on or Exchange of Securities.
                              -------------------------------------
     Securities authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this
     Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Securities.


               SECTION 9.06.  Trustee to Sign Supplemental Indentures.
                              ---------------------------------------
     The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it.
     In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

               SECTION 9.07.  Effect of Supplemental Indentures.  Upon
                              ---------------------------------
     the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.


                                 ARTICLE 10
                               SUBORDINATION
                               -------------

               SECTION 10.01. Agreement to Subordinate.  The Company
                              ------------------------
     agrees, and each Securityholder by accepting a Security agrees, that all Indebtedness and other monetary claims and obligations evidenced by the Securities (including, without limitation, principal, premium, if any, and interest) is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior

     Indebtedness in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents, and that the subordination is for the benefit of the holders of the Senior Indebtedness.

               SECTION 10.02. Liquidation; Dissolution; Bankruptcy.
                              ------------------------------------
     Upon any (i) bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (whether voluntary or involuntary), (ii) assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company or (iii) distribution to creditors of the Company in a liquidation or dissolution of the Company:

               (1) the holders of Senior Indebtedness shall first be entitled to receive payment of all amounts owing in respect of such Senior Indebtedness in full in cash or, at the sole option of the holders of the Senior Indebtedness, cash equivalents (including, without limitation, interest accruing before or after the commencement of any such proceeding at the applicable rate specified in such Senior Indebtedness, whether or not a claim therefor is allowed in any such proceeding) to the date of payment on the Senior Indebtedness before (a) Securityholders shall be entitled to receive any payment of principal, premium or interest on the Securities or any payment of any other monetary claims in respect of the Securities, including, without limitation, such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Securities, (b) any payment is made to acquire the Securities for cash, property or other securities, or (c) any distribution is made with respect to the Securities upon any proceedings described in clause (i), clause (ii) or clause (iii) hereof; and

               (2) until the Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash or, at the sole option of the holders of the Senior Indebtedness, cash equivalents, any distribution to which Securityholders would be entitled but for this
          Article 10 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Trustee under this Indenture if received by it, directly to holders of Senior
          Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder), as their interests may appear, or by the holders of Securities, if received by any of them, to the Trustee for payment to the holders of Senior Indebtedness as set forth above, except that Securityholders may receive securities that are subordinated to Senior Indebtedness and to any securities issued in exchange for Senior Indebtedness to at least the same extent as the Securities to Senior Indebtedness.

               For purposes of this Article 10, a "distribution" shall be defined as any payment or distribution of cash, securities or other property, by set-off or otherwise.

               The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.02 if the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer comply with (a) the conditions set forth in Article 5 hereof and (b) any and all provisions with respect to any such merger or other transaction set forth in any instrument governing or relating to any Senior Indebtedness as in effect on the date of the initial issuance of the Securities.

               SECTION 10.03. Default on Senior Indebtedness.  Upon
                              ------------------------------
     the final maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for in a manner satisfactory to the holders of such Senior Indebtedness, in their sole and absolute discretion, before any payment is made by the Company or any Person acting on behalf of the Company, directly or indirectly, on account of the principal, premium or interest of the Securities, any payment is made to any Securityholder in respect of any redemption or purchase of any Securities or any other distribution is paid or made in respect of the Securities.

               Until all Senior Indebtedness has been paid in full, in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents, the Company may not, directly or indirectly, make any payment of principal, premium, if any, or interest on the Securities and may not acquire any Securities for cash or property or make any other distribution with respect to the Securities if:

               (i) a default in the payment of the principal of, or interest on, or the payment of other amounts due (including, without limitation, any premium) under or in connection with any Senior Indebtedness occurs and is continuing (a "Payment Default") unless and until such default has been cured or waived by the holder of such Senior Indebtedness; or

              (ii) a default, other than a Payment Default, on any Senior Indebtedness occurs and is continuing that then permits the holders (or the agent) of such Senior Indebtedness to accelerate its maturity (a "Non-Payment Default") and either (a) such default is either (x) the subject of judicial proceedings or (y) the Trustee and such Paying Agent receive a notice of the default from the holder or holders of at least 25% in aggregate principal amount of any Specified Senior Indebtedness, the trustee or a Person who may give such notice with respect to such Specified Senior Indebtedness pursuant to Section 10.11 hereof at least two (2) Business Days prior to the relevant payment date; provided, however, that only one such notice may be given during any 360-consecutive-day period or
          (b) such Non-Payment Default results from the acceleration of the Securities, (in which case, the foregoing restriction shall commence upon the date of such acceleration). Notwithstanding the foregoing, the holders of more than one class of Senior Indebtedness who collectively meet the $20,000,000 threshold for Specified Senior

          Indebtedness may act in concert to cause a Payment Blockage Period, as hereafter defined.

               The Company shall resume payments on the Securities and may acquire them upon the earlier of when (a) the default is cured or waived by the requisite percentage of the holders of Senior Indebtedness specified in the agreement or agreements relating to such Senior Indebtedness or (b) in the case of a default referred to in Section 10.03(ii) above, on the earlier of the 179th day after (x) the receipt of notice by the Trustee or the Paying Agent or (y) if such Non-Payment Default results from the acceleration of the Securities, the date of such acceleration (with respect to a Non-Payment Default, such period of time shall be hereinafter referred to as a "Payment Blockage Period") unless
     (x) enforcement proceedings shall have been commenced and be continuing in respect of such Non-Payment Default (in which event the Payment Blockage Period shall end at the later to occur of (1) the 179th day after receipt of notice of commencement of such Payment Blockage Period or (2) the date the enforcement proceedings terminate) or (y) such Payment Blockage
     Period shall have been earlier terminated.

               In addition, no default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness and which was known to the holder or holders (or agent) of such Specified Senior Indebtedness on such date of commencement shall be made the basis for the commencement of a second Payment Blockage Period by the holders (or the agent) of such Specified Senior Indebtedness whether or not within a period of 360 consecutive days unless and until all scheduled payments of interest, principal and/or premium then due and payable have been made on the Securities.


               SECTION 10.04. No Suspension of Remedies.  Nothing
                              -------------------------
     contained in this Article 10 shall limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 hereof or to pursue any other rights or remedies hereunder or under applicable law; provided, however, that all Senior Indebtedness of the Company then due and payable, or which thereafter is declared to be, or shall otherwise become, due and payable, pursuant to its terms (whether by acceleration or otherwise) shall first be paid in full in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents before the Securityholders or the Trustee are entitled to receive any payment from the Company of principal, premium and/or interest on the Securities or in respect of any other monetary claim relating to the Securities (including, without limitation, any payments in respect of the redemption or purchase of the Securities). Notwithstanding the foregoing, any acceleration of the maturity of the Securities due to the default by the Company to make a payment required by Section 6.01(l) hereof resulting from the operation of Section 6.02 hereof shall be automatically rescinded to the extent permitted by applicable law and all Events of Default which permitted the acceleration of the Securities shall be deemed to be automatically and permanently cured to the extent permitted by applicable law if (i) all defaults on Senior Indebtedness are permanently cured or waived and (ii) the payment or payments, the omission of which gave rise to the Event of Default, is or are made within 179 days after the date on which the Trustee or the Paying Agent received notice of the default or defaults on the Senior Indebtedness; and provided, further, that at the time of such automatic rescission no other Event of Default or Defaults shall have occurred and be continuing. Such automatic rescission shall be effective as of the date both conditions specified in clauses (i) and (ii) above are satisfied.

               SECTION 10.05. When Distribution Must Be Paid Over.  In
                              -----------------------------------
     the event that any payment or distribution of assets of the Company of any kind or character (in each case, whether in cash, property or other securities) is made to the Trustee on account of the principal or interest on the Securities at a time when such payment is prohibited by Section
     10.02 or 10.03 hereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their duly authorized representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness in full in accordance with their terms in cash, or at their sole option, cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               In the event that any payment or distribution of assets of the Company of any kind or character (in each case, whether in cash, property or other securities) is made to Securityholders that because of this
     Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for the benefit of the holders of Senior Indebtedness, and shall forthwith pay over and deliver such distribution to the Trustee, which shall, as provided in the immediately proceeding paragraph, hold it in trust for the benefit of and shall forthwith pay over and deliver such distribution to, the holders of the Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their duly authorized representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, or, at the sole option of the holders of Senior Indebtedness, cash equivalents, in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               SECTION 10.06. Notice by the Company.  The Company
                              ---------------------
     shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause any payment or distribution of property or assets in respect of the Securities to violate this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article 10. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

               SECTION 10.07. Subrogation.  After all Senior
                              -----------
     Indebtedness is paid in full in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Securityholders have been applied to the payment of Senior Indebtedness.

               If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this
     Article 10 shall have been applied pursuant to the provisions of this Article 10 to the payment of all amounts payable in respect of the Senior Indebtedness of the Company, then and in such case, the Securityholders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Senior Indebtedness of the Company in full in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents.

               SECTION 10.08. Relative Rights.  This Article 10
                              ---------------
     defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (1) impair, as between the Company and Security-holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

               (2) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior
          Indebtedness; or

               (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject in all respects to the rights of holders of Senior Indebtedness under this Article 10.

               If the Company fails because of this Article 10 to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

               The provisions of this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

               SECTION 10.09. No Waiver of Subordination Provisions.
                              -------------------------------------
     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be prejudiced or impaired by any act or failure to act by such holder or by any failure by the Company to comply with this Indenture regardless of any knowledge thereof any such holder of Senior Indebtedness may have or may otherwise be charged with.

               The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities and without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article
     10 or the obligations hereunder of the Securityholders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior
     Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;
     (2) accept, sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
     (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; (4) exercise or refrain from exercising any rights against the Company or any other Person or (5) apply any moneys or other property paid by any Person or released in any manner to the Senior Indebtedness.

               SECTION 10.10. Distribution or Notice to Repre
                              -------------------------------
     sentative.  Whenever a distribution is to be made or a notice
     ---------
     given to holders of Senior Indebtedness, the distribution may be made and the notice given to their duly authorized representative.

               Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this
     Section 10.10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 10.10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 10.11. Rights of Trustee and Paying Agent.  The
                              ----------------------------------
      Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until an officer in the Corporate Trust Department of the Trustee and each Paying Agent shall have received written notice thereof from the Company or a holder of (or an agent or trustee of) Senior Indebtedness (which such holder, agent or trustee shall have delivered reasonably satisfactory evidence of the capacity of such holder, agent or trustee); and, prior to the receipt of any such written notice, the Trustee and each Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least two (2) Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security), the Trustee and each Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee and each Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

               SECTION 10.12. Authorization to Effect Subordination;
                              --------------------------------------
     Limited Fiduciary Duty to Holders of Senior Indebtedness.  Each Holder
     --------------------------------------------------------
     of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as attorney-in-fact for any and all purposes including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, to file a claim for the unpaid balance of its Securities in the form required in said proceedings and to cause said claim to be approved. If the Trustee or holders of a majority in interest of the then outstanding Securities do not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or proof, then, to the extent permitted by applicable law, the holders of the Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the holders of said Securities, but such right shall not prevent the Trustee or the holders of a majority in interest of the then outstanding Securities from filing a proof of claim subsequent to the commencement of such 30-day period. Notwithstanding anything to the contrary in this Article 10, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall have no duties to such holders, except for the Trustee's duty to hold cash, properties or securities in trust for the benefit of the holders of the Senior Indebtedness and as otherwise expressly set forth in this Article 10, and no implied covenants or obligation shall be read into this Indenture against the Trustee.

               SECTION 10.13. Miscellaneous.
                              -------------
               (a) All rights and interests under this Article 10 of the holders of Senior Indebtedness, and all agreements and obligations of the Securityholders, the Trustee and the Company under this Article 10, shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of the Credit Agreement or the purchase agreement made with respect to the Senior Securities, the notes or security instruments issued pursuant thereto or any other agreement or instrument relating thereto;

              (ii) any exchange, release or non-perfection of any Lien securing Senior Indebtedness or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness; or

             (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of Senior Indebtedness.

               (b) The provisions of this Article 10 constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full, and (ii) be binding upon the Securityholders and the Trustee, the Company and their successors and assigns.

               (c) Each holder of a Security by its acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness (by its original terms or amendment thereof), whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The subordination provisions in this Article 10 may be enforced directly, from time to time, by any holder of Specified Senior Indebtedness or any holder of Senior Securities.

                                 ARTICLE 11
                               MISCELLANEOUS
                               -------------

               SECTION 11.01. Trust Indenture Act Controls.  If any
                              ----------------------------
     provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, expressly excluded from this Indenture, as permitted by the TIA.

               SECTION 11.02. Notices.  Any notice or communication
                              -------
     shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, or overnight air courier guaranteeing next day delivery, addressed as follows:

               if to the Company:

               Waban Inc.
               One Mercer Road
               Natick, MA  01760

               Attention:  General Counsel

               if to the Trustee:


               The First National Bank of Boston
               150 Royall Street
               Mail Stop 45-02-15
               Canton, MA  02021

               Attention:  Corporate Trust Department


               The address of the Trustee for purposes of Section 4.05 hereof for presentation of Securities for payment or for registration of transfer, exchange or for redemption is:

               The First National Bank of Boston
               c/o BancBoston Trust Company of New York
               55 Broadway - 3rd Floor
               New York, NY  10006

               The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications or presentation of Securities.

               Any notice or communication given to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee, except that no notice or communication to the Trustee shall be deemed given unless actually received by the Trustee.

               If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

               SECTION 11.03. Communication by Holders with Other
                              -----------------------------------
     Holders.  Securityholders may communicate pursuant to Sec
     -------
     tion 312(b) of the TIA with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of Section 312(c) of the TIA.

               SECTION 11.04. Certificate and Opinion as to Conditions
                              ----------------------------------------
     Precedent.  Upon any request or application by the Company to the
     ---------
     Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               SECTION 11.05. Statements Required in Certificate or
                              -------------------------------------
     Opinion.  Each  Officers' Certificate and Opinion of Counsel with
     -------
     respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

               (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

               SECTION 11.06. Separability Clause.  In case any
                              -------------------
     provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 11.07. Rules by Trustee, Paying Agent and
                              ----------------------------------
     Registrar.  The Trustee may make reasonable rules for action by
     ---------
     or a meeting of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

               SECTION 11.08. Legal Holidays.  A "Legal Holiday" is
                              --------------
     any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no principal, premium, if any, or interest installment shall accrue for the intervening period.

               SECTION 11.09. GOVERNING LAW.  THIS INDENTURE AND THE
                              -------------
     SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               SECTION 11.10. No Recourse Against Others.  A director,
                              --------------------------
     officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
     By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

               SECTION 11.11. Successors.  All agreements of the
                              ----------
     Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

               SECTION 11.12. Multiple Originals.  The parties may
                              ------------------
     sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                 SIGNATURES

               IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                              WABAN INC.


                              By:
                                 -------------------------------------
                                 Name:
                                 Title:


                              THE FIRST NATIONAL BANK OF BOSTON


                              By:
                                 -------------------------------------
                                 Name:
                                 Title:

                                 EXHIBIT A

                         [FORM OF FACE OF SECURITY]

                                 WABAN INC.

            _____% Senior Subordinated Note due _________, 2004

                                                                 CUSIP
      No. 929394 AB0                    $________

               Waban Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay to ________ or registered assigns, the principal amount of ________ Dollars on ___________, 2004.

               Interest Payment Dates: __________ and _________, commencing ___________, 1994.

               Record Dates:  ______________ and __________.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

                              WABAN INC.

                              By:____________________________

                              By:____________________________
     [SEAL]

     Dated:___________________

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities referred
     to in the within-mentioned Indenture.

     THE FIRST NATIONAL BANK OF BOSTON

                    By: ______________________
                         Authorized Officer

                     [FORM OF REVERSE SIDE OF SECURITY]

            ______% Senior Subordinated Note due _________, 2004

     1.   Interest
          --------
               Waban Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest will be payable semi-annually on each interest payment date referred to on the face hereof, commencing ____________, 1994. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from ___________, 1994; provided that, if there is no existing Event of Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

     2.   Method of Payment
          -----------------
               The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the record dates referred to on the face hereof immediately preceding the respective interest payment dates even if the Security is cancelled on registration of transfer or registration of exchange (other than with respect to the purchase of Securities pursuant to an offer to purchase securities made in connection with Section 4.11 or 4.12 of the Indenture after such record date). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest payment to a Securityholder's registered address.

     3.   Paying Agent and Registrar
          --------------------------
               Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

     4.   Indenture
          ---------
               The Company issued the Securities under an Indenture, dated as of ____________, 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "TIA"), and as provided in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

               The Securities are general obligations of the Company limited to $100,000,000 aggregate principal amount.

     5.   Optional Redemption
          -------------------
               The Securities are not redeemable at the option of the Company prior to __________, 1999. Thereafter, the Securities will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve (12) month period beginning ________________ of the years indicated below:

                                        Redemption
               Year                       Prices
               ----                     ----------
               1999                        ____%
               2000                        ____%
               2001                        ____%
               2002 and thereafter       100.00%

     6.   Notice of Redemption
          --------------------
               Notice of redemption will be mailed at least fifteen
     (15) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

     7.   Requirement that the Company Offer to Purchase Securities
                                                         ----------
     under Certain Circumstances
     ------------------------------------
               Subject to the terms and conditions of the Indenture, the Company shall become immediately obligated to offer to purchase the Securities pursuant to Section 4.11 of the Indenture after the occurrence of a Change of Control of the Company at a price equal to 101% of aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase. In addition, subject to the terms and conditions of the Indenture, to the extent that the aggregate amount of Excess Proceeds from an Asset Sale exceeds 10% of the aggregate book value of the tangible assets of the Company and its Subsidiaries and the amount of Excess Proceeds for the fiscal year in which such payment would otherwise be due exceeds $5 million, the Company will be obligated to offer to purchase Securities at 100% of principal amount plus accrued and unpaid interest, if any, in accordance with Section 4.12 of the Indenture.

     8.   Subordination
          -------------
          The Securities are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to such subordination and authorizes the Trustee to give it effect.

     9.   Denominations; Transfer; Exchange
          ---------------------------------
               The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of fifteen (15) days before a selection of Securities to be redeemed.

     10.  Persons Deemed Owners
          ---------------------
               The registered Holder of this Security may be treated as the owner of this Security for all purposes.

     11.  Amendment; Waiver
          -----------------

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Section 5.01 of the Indenture, or to provide for uncertificated Securities in addition to certificated Securities, or to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Securityholder.

     12.  Defaults and Remedies
          ---------------------
               Under the Indenture, Events of Default include:
     (i) default in payment of the principal amount, premium if any, or interest, in respect of the Securities when the same becomes due and payable, subject, in the case of interest, to the grace period contained in the Indenture; (ii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iii) certain events of acceleration prior to maturity of certain indebtedness;
     (iv) certain defaults under any mortgage, indenture or other instrument evidencing Indebtedness for borrowed money by the Company or any of its Subsidiaries; (v) certain final judgments which remain undischarged; or (vi) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

     13.  Trustee Dealings with the Company
          ---------------------------------
               Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     14.  No Recourse Against Others
          --------------------------
               A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     15.  Authentication
          --------------
               This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

     16.  Abbreviations
          -------------
               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

     17.  Unclaimed Money
          ---------------
               If money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment.

     18.  Discharge Prior to Maturity
          ---------------------------
               If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

     19.  Governing Law
          -------------
               THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                              ASSIGNMENT FORM

               To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:



     ------------------------------------------------------------
               (insert assignee's social security or tax I.D. number)



     ------------------------------------------------------------


     ------------------------------------------------------------


     ------------------------------------------------------------


     ------------------------------------------------------------
                (print or type assignee's name, address and zip code)


     and irrevocably appoint
                             ---------------------------------------

                 agent to transfer this Security on the books of the
     -----------
     Company.  The agent may substitute another to act for him.

     Dated:                        Signature:
            ------------------                -------------------
                                             (Sign exactly as your name
                                              appears on the other side of
                                                      this Security)


     Signature
     Guarantee:
                -------------------------------------------------


                     OPTION OF HOLDER TO ELECT PURCHASE

               If you wish to elect to have all or any portion of this Security purchased by the Company pursuant to Section 4.11
     ("Change of Control Offer") or Section 4.12 ("Excess Proceeds Offer") of the Indenture, check the applicable boxes:

     [_]  Change of Control Offer: [_]  Excess Proceeds Offer:

         in whole [_]                      in whole [_]
         in part [_]                       in part [_]

         Amount to be                 Amount to be
         purchased:  $                purchased:  $
                       -------                      --------

     Dated:                        Signature:
            ---------------                   -------------------
                                             (Sign exactly as your name
                                              appears on the other side of
                                                      this Security)

     Signature
     Guarantee:
                -------------------------------------------------

     Social Security Number or
     Taxpayer Identification Number:
                                     ----------------------------

                                 EXHIBIT B

                       FORM OF SUPPLEMENTAL INDENTURE
                  TO BE DELIVERED BY SUBSIDIARY GUARANTORS


               SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, between ______________ (the
     "Subsidiary Guarantor"), a subsidiary of Waban Inc. (or its successor), a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association, as trustee under the indenture referred to below (the "Trustee").


                            W I T N E S S E T H

               WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May ___, 1994, providing for the issuance of an aggregate principal amount of $100,000,000 of ____% Senior Subordinated Notes due 2004 (the "Securities");

               WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's Obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

               WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

               NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

               1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

               2. AGREEMENT TO GUARANTEE. The Subsidiary Guarantor hereby agrees as follows:

               (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities and the Obligations of the Company under the Indenture and the Securities, that:

               (i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder will be promptly paid in full, all in accordance with the terms thereof; and

              (ii) in case of any extension of time for payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.



               3.  SUBORDINATION.


                       3.01. Agreement to Subordinate.  The Subsidiary
                             ------------------------
     Guarantor agrees, and each Securityholder by accepting the Security agrees, that all Indebtedness and other monetary claims and obligations evidenced by the Subsidiary Guarantee (including, without limitation, principal, premium, if any, and interest) is subordinated in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all Senior Indebtedness in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents, and that the subordination is for the benefit of the holders of the Senior Indebtedness.

                       3.02. Liquidation; Dissolution; Bankruptcy.
                             ------------------------------------
     Upon any (i) bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subsidiary Guarantor or its property (whether voluntary or involuntary), (ii) assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Subsidiary Guarantor or (iii) distribution to creditors of the Subsidiary Guarantor in a liquidation or dissolution of the Subsidiary
     Guarantor:

               (1) the holders of Senior Indebtedness shall first be entitled to receive payment of all amounts owing in respect of such Senior Indebtedness in full in cash or, at the sole option of the holders of the Senior Indebtedness, cash equivalents (including, without limitation, interest accruing before or after the commencement of any such proceeding at the applicable rate specified in such Senior Indebtedness, whether or not a claim therefor is allowed in any such proceeding) to the date of payment on the Senior Indebtedness before (a) Securityholders shall be entitled to receive any payment of principal, premium or interest on the Subsidiary Guarantee or any payment of any other monetary claims in respect of the Subsidiary Guarantee, including, without limitation, such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Subsidiary Guarantee, (b) any payment is made to acquire the Subsidiary Guarantee for cash, property or other securities, or (c) any distribution is made with respect to the Securities or the Subsidiary Guarantee upon any proceedings described in clause (i), clause (ii) or clause (iii) hereof; and

               (2) until the Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash or, at the sole option of the holders of the Senior Indebtedness, cash equivalents, any distribution to which Securityholders would be entitled but for this Section 3 shall be paid by the Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Trustee under this Supplemental Indenture if received by it, directly to holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder), as their interests may appear, or by the holders of Securities, if received by any of them, to the Trustee for payment to the holders of Senior Indebtedness as set forth above, except that Securityholders may receive securities that are subordinated to Senior Indebtedness and to any securities issued in exchange for Senior Indebtedness to at least the same extent as the Securities to Senior Indebtedness.

               For purposes of this Section 3, a "distribution" shall be defined as any payment or distribution of cash, securities or other property, by set-off or otherwise.

               The consolidation of the Subsidiary Guarantor with, or the merger of the Subsidiary Guarantor into, another corporation or the liquidation or dissolution of the Subsidiary Guarantor following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section 5 hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 3.02 if the corporation formed by such consolidation or into which the Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer comply with (a) the conditions set forth in Section 5 hereof and (b) any and all provisions with respect to any such merger or other transaction set forth in any instrument governing or relating to any Senior Indebtedness as in effect on the date of the initial issuance of the Securities.

                       3.03. Default on Senior Indebtedness.  Upon
                             ------------------------------
     the final maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for in a manner satisfactory to the holders of such Senior Indebtedness, in their sole and absolute discretion, before any payment is made by the Subsidiary Guarantor or any Person acting on behalf of the Subsidiary Guarantor, directly or indirectly, on account of the principal, premium or interest of the Securities, any payment is made to any Securityholder in respect of any redemption or purchase of any Securities or any other distribution is paid or made in respect of the Securities.

               Until all Senior Indebtedness has been paid in full, in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents, the Subsidiary Guarantor may not, directly or indirectly, make any payment of principal, premium, if any, or interest on the Securities and may not acquire any Securities for cash or property or make any other distribution with respect to the Securities if:

               (i) a default in the payment of the principal of, or interest on, or the payment of other amounts due (including, without limitation, any premium) under or in connection with any Senior Indebtedness occurs and is continuing (a "Payment Default") unless and until such default has been cured or waived by the holder of such Senior Indebtedness; or

              (ii) a default, other than a Payment Default, on any Senior Indebtedness occurs and is continuing that then permits the holders (or the agent) of such Senior Indebtedness to accelerate its maturity (a "Non-Payment Default") and either (a) such default is either (x) the subject of judicial proceedings or (y) the Trustee and such Paying Agent receive a notice of the default from the holder or holders of at least 25% in aggregate principal amount of any Specified Senior Indebtedness, the trustee or a Person who may give such notice with respect to such Specified Senior Indebtedness pursuant to Section 3.11 hereof at least two (2) Business Days prior to the relevant payment date; provided, however, that only one such notice may be given during any 360-consecutive-day period or
          (b) such Non-Payment Default results from the acceleration of the Securities, (in which case, the foregoing restriction shall commence upon the date of such acceleration). Notwithstanding the foregoing, the holders of more than one class of Senior Indebtedness who collectively meet the $20,000,000 threshold for Specified Senior Indebtedness may act in concert to cause a Payment Blockage
          Period, as hereafter defined.

               The Subsidiary Guarantor shall resume payments on the Securities and may acquire them upon the earlier of when (a) the default is cured or waived by the requisite percentage of the holders of Senior Indebtedness specified in the agreement or agreements relating to such Senior Indebtedness or (b) in the case of a default referred to in Section 3.03(ii) above, on the earlier of the 179th day after (x) the receipt of notice by the Trustee or the Paying Agent or
     (y) if such Non-Payment Default results from the acceleration of the Securities, the date of such acceleration (with respect to a Non-Payment Default, such period of time shall be hereinafter referred to as a "Payment Blockage Period") unless (x) enforcement proceedings shall have been commenced and be continuing in respect of such Non-Payment Default (in which event the Payment Blockage Period shall end at the later to occur of (1) the 179th day after receipt of notice of commencement of such Payment Blockage Period or (2) the date the enforcement proceedings terminate) or (y) such Payment Blockage Period shall have been earlier terminated.

               In addition, no default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness and which was known to the holder or holders (or agent) of such Specified Senior Indebtedness on such date of commencement shall be made the basis for the commencement of a second Payment Blockage Period by the holders (or the agent) of such Specified Senior Indebtedness whether or not within a period of 360 consecutive days unless and until all scheduled payments of interest, principal and/or premium then due and payable have been made on the Securities.

                       3.04. No Suspension of Remedies.  Nothing
                              -------------------------
     contained in this Section 3 shall limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 of the Indenture or to pursue any other rights or remedies hereunder or under applicable law; provided, however, that all Senior Indebtedness of the Subsidiary Guarantor then due and payable, or which thereafter is declared to be, or shall otherwise become, due and payable, pursuant to its terms (whether by acceleration or otherwise) shall first be paid in full in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents before the Securityholders or the Trustee are entitled to receive any payment from the Subsidiary
     Guarantor of principal, premium and/or interest on the Securities or in respect of any other monetary claim relating to the Securities (including, without limitation, any payments in respect of the redemption or purchase of the Securities). Notwithstanding the foregoing, any acceleration of the maturity of the Securities due to the default by the Company to make a payment required by Section 6.01(l) of the Indenture resulting from the operation of Section 6.02 of the Indenture shall be automatically rescinded to the extent permitted by applicable law and all Events of Default which permitted the acceleration of the Securities shall be deemed to be automatically and permanently cured to the extent permitted by applicable law if (i) all defaults on Senior Indebtedness are permanently cured or waived and (ii) the payment or payments, the omission of which gave rise to the Event of Default, is or are made within 179 days after the date on which the Trustee or the Paying Agent received notice of the default or defaults on the Senior Indebtedness; and provided, further, that at the time of such automatic rescission no other Event of Default or Defaults shall have occurred and be continuing. Such automatic rescission shall be effective as of the date both conditions specified in clauses (i) and (ii) above are satisfied.

                       3.05. When Distribution Must Be Paid Over.  In
                             -----------------------------------
     the event that any payment or distribution of assets of the Subsidiary Guarantor of any kind or character (in each case, whether in cash, property or other securities) is made to the Trustee on account of the principal or interest on the Securities at a time when such payment is prohibited by Section 3.02 or 3.03 hereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their duly authorized representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness in full in accordance with their terms in cash, or at their sole option, cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               In the event that any payment or distribution of assets of the Subsidiary Guarantor of any kind or character (in each case, whether in cash, property or other securities) is made to Securityholders that because of this Section 3 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for the benefit of the holders of Senior Indebtedness, and shall forthwith pay over and deliver such distribution to the Trustee, which shall, as provided in the immediately preceeding paragraph, hold it in trust for the benefit of and shall forthwith pay over and deliver such distribution to, the holders of the Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their duly authorized representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, or, at the sole option of the holders of Senior Indebtedness, cash equivalents, in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                   3.06. Notice by the Subsidiary Guarantor.  The
                         ----------------------------------
     Subsidiary Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to the Subsidiary Guarantor that would cause any payment or distribution of property or assets in respect of the Securities to violate this Section 3, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Section 3. Nothing in this Section 3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

                   3.07. Subrogation.  After all Senior
                         -----------
     Indebtedness is paid in full in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Securityholders have been applied to the payment of Senior Indebtedness.

               If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Section 3 shall have been applied pursuant to the provisions of this Section 3 to the payment of all amounts payable in respect of the Senior Indebtedness, then and in such case, the Securityholders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Senior Indebtedness of the Company in full in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents.

                       3.08. Relative Rights.  This Section 3
                             ---------------
     defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Supplemental Indenture shall:

               (1) impair, as between the Subsidiary Guarantor and Security-holders, the obligation of the Subsidiary Guarantor, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

               (2) affect the relative rights of Securityholders and creditors of the Subsidiary Guarantor other than holders of Senior Indebtedness; or

               (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, each as defined in the Indenture, subject in all respects to the rights of holders of Senior Indebtedness under this Section 3.

               If the Subsidiary Guarantor fails because of this Section 3 to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default, each as defined in the Indenture.

               The provisions of this Section 3 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                       3.09. No Waiver of Subordination Provisions.
                             -------------------------------------
     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be prejudiced or impaired by any act or failure to act by such holder or by any failure by the Subsidiary Guarantor to comply with this Supplemental Indenture regardless of any knowledge thereof any such holder of Senior Indebtedness may have or may otherwise be charged with.

               The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities and without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Section 3 or the obligations hereunder of the Securityholders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) accept, sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; (4) exercise or refrain from exercising any rights against the Subsidiary Guarantor or any other Person or (5) apply any moneys or other property paid by any Person or released in any manner to the Senior Indebtedness.

                       3.10. Distribution or Notice to Repre
                             -------------------------------
     sentative.  Whenever a distribution is to be made or a notice
     ---------
     given to holders of Senior Indebtedness, the distribution may be made and the notice given to their duly authorized representative.

               Upon any payment or distribution of assets of the Company referred to in this Section 3, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness, as defined in the Indenture, of the Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 3.10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 3.10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                       3.11. Rights of Trustee and Paying Agent.  The
                             ----------------------------------
     Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until an officer in the Corporate Trust Department of the Trustee and each Paying Agent shall have received written notice thereof from the Company, the Subsidiary Guarantor or a holder of (or an agent or trustee of) Senior Indebtedness (which such holder, agent or trustee shall have delivered reasonably satisfactory evidence of the capacity of such holder, agent or trustee); and, prior to the receipt of any such written notice, the Trustee and each Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least two (2) Business Days prior to the date on which by the terms of the Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security), the Trustee and each Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee and each Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or the Subsidiary Guarantor is acting as Paying Agent.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

                       3.12. Authorization to Effect Subordination;
                             --------------------------------------
     Limited Fiduciary Duty to Holders of Senior Indebtedness.  Each Holder
     --------------------------------------------------------
     of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 3, and appoints the Trustee as attorney-in-fact for any and all purposes including, in the event of any dissolution, winding up, liquidation or reorganization of the Subsidiary Guarantor (whether in bankruptcy, insolvency, or receivership or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Subsidiary Guarantor, to file a claim for the unpaid balance of its Securities in the form required in said proceedings and to cause said claim to be approved. If the Trustee or holders of a majority in interest of the then outstanding Securities do not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or proof, then, to the extent permitted by applicable law, the holders of the Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the holders of said Securities, but such right shall not prevent the Trustee or the holders of a majority in interest of the then outstanding Securities from filing a proof of claim subsequent to the commencement of such 30-day period. Notwithstanding anything to the contrary in this Section
     3, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall have no duties to such holders, except for the Trustee's duty to hold cash, properties or securities in trust for the benefit of the holders of the Senior Indebtedness and as otherwise expressly set forth in this Section 3, and no implied covenants or obligation shall be read into this Indenture against the Trustee.


                       3.13. Miscellaneous.
                             -------------
               (a) All rights and interests under this Section 3 of the holders of Senior Indebtedness, and all agreements and obligations of the Securityholders, the Trustee and the Subsidiary Guarantor under this Section 3, shall remain in full force and effect irrespective of:


               (i) any lack of validity or enforceability of the Credit Agreement or the purchase agreement made with respect to the Senior Securities, the notes or security instruments issued pursuant thereto or any other agreement or instrument relating thereto, including any guarantee by the Subsidiary Guarantor thereof;

              (ii) any exchange, release or non-perfection of any Lien securing Senior Indebtedness or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness; or

             (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Subsidiary Guarantor in respect of Senior Indebtedness.

               (b) The provisions of this Section 3 constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full, and (ii) be binding upon the Securityholders and the Trustee, the Subsidiary Guarantor and their successors and assigns.

               (c) Each holder of a Security by its acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness (by its original terms or amendment thereof), whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The subordination provisions in this Section 3 may be enforced directly, from time to time, by any holder of Specified Senior Indebtedness or any holder of Senior Securities.


                       3.14. Definitions.
                             -----------
               For purposes of this Section 3, the following terms shall have the following meanings and all other defined terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture:


               (a) "Senior Indebtedness" means the principal of, premium, if any, and interest (including, without limitation, post-petition interest whether or not allowed as a claim in bankruptcy, reorganization, insolvency, receivership or a similar proceeding) on any Indebtedness of the Subsidiary Guarantor, whether outstanding on the date of the Supplemental Indenture or thereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument under which such Indebtedness is created, incurred, assumed or guaranteed expressly provides that such Indebtedness shall not be senior or superior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) Indebtedness if and when incurred by the Subsidiary Guarantor on account of the Credit Facility including the available undrawn amount of any letters of credit issued under the Credit Facility (together with all interest (including post-petition interest whether or not allowed as a claim in any bankruptcy, reorganization, insolvency, receivership or similar proceeding), fees, reasonable expenses, indemnities and charges payable on or in respect of such Indebtedness), (ii) Indebtedness if and when incurred by the Subsidiary Guarantor on account of the Senior Securities (together with all interest (including, without limitation, post-petition interest whether or not allowed as a claim in any bankruptcy, reorganization, insolvency, receivership or similar proceeding), premium, if any, fees, expenses, indemnities and charges payable on or in respect of such Indebtedness), and (iii) Indebtedness created, incurred, issued, assumed or guaranteed in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in Clauses (i) and (ii) above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include a) any Indebtedness of the Subsidiary Guarantor to the Company or any of its Subsidiaries or other Affiliates of the Company, (b) any Indebtedness incurred after the date of the Supplemental Indenture that is contractually subordinated in right of payment to any Senior Indebtedness, (c) trade payables and current liabilities for goods, materials or services purchased or for compensation to employees, in each case arising in the ordinary course of business, (d) any Indebtedness in respect of Capital Lease Obligations, unless such Indebtedness expressly provides that it shall be senior or superior in right of payment to the Securities, and (e) any obligations in respect of Operating Lease Obligations.

               (b) "Specified Senior Indebtedness" means Indebtedness if and when incurred by the Subsidiary Guarantor on account of (i) the Credit Facility, (ii) the Senior Securities and (iii) any other Senior Indebtedness of the Subsidiary Guarantor, the then outstanding principal amount of which exceeds $20 million.

               4.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

               (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture shall be endorsed by an officer of such Subsidiary Guarantor on each Security authenticated and delivered by the Trustee after the date hereof.

               (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

               (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

               (d) The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

               (e) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

               (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Securities and the Indenture.

               (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (h) The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The
     Subsidiary Guarantor further agrees that, as between the

     Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

               (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

              (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

               (i) The Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

                5.  SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON
                    CERTAIN TERMS.

               (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Securities shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

               (b) Except as set forth in Article 4 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Securities shall prevent any consolidation or merger of the Subsidiary Guarantor with or into a corporation or corporations other than the Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation other than the

     Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that the Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture reasonably satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property.

               (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as the Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Securities issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

               6. RELEASES FOLLOWING SALE OF ASSETS. Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of the Subsidiary Guarantor), all Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.12 of the Indenture. If the assets sold in such sale or other disposition include all or substantially all of the assets of the Subsidiary Guarantor or all of the Capital Stock of the Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto or Section 5 of this Supplemental Indenture, as the case may be; provided that in the
                                                 --------
     event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
     Section 4.12 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture and this Supplemental Indenture, including without limitation, Section 4.12 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto. If the Subsidiary Guarantor is not released from its obligations under its Subsidiary Guarantee, it shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of such Subsidiary Guarantor under the Indenture as provided in this Supplemental Indenture.

               7. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

               9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


     Dated: __________ __, ____  [Subsidiary Guarantor]



                                 By: __________________________
                                     Name:
                                     Title:



     Dated: __________ __, ____  THE FIRST NATIONAL BANK OF BOSTON
                                 as Trustee



                                 By: __________________________
                                     Name:
                                     Title:

                                 EXHIBIT C


      FORM OF NOTATION ON SENIOR NOTE RELATING TO SUBSIDIARY GUARANTEE

               Each Subsidiary Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed), (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium and liquidated damages (if any) with respect to, and interest on the Securities, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and (if lawful) interest on, the Securities, and (c) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and
     (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

               Notwithstanding the foregoing, in the event that the Subsidiary Guarantee of any Subsidiary Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Subsidiary Guarantor under its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law. The obligations of the Subsidiary Guarantor under the Subsidiary Guarantee are subordinated in right of payment to the prior payment in full in cash or, at the sole option of the holders of Senior Indebtedness, cash equivalents, of all Senior Indebtedness, as defined in the Subsidiary Guarantee.

               No director, officer, employee, agent, manager, stockholder or other Affiliate (other than the other Subsidiary Guarantors) of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Indenture, any supplemental indenture delivered pursuant to
     Section 4.14 of the Indenture by such Subsidiary Guarantors or the Subsidiary Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

               This Subsidiary Guarantee shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

               This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary
     Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                              [Subsidiary Guarantor]




                              By: ______________________________
                                  Name:
                                  Title: